    As filed with the Securities and Exchange Commission on November 14, 1997
                                                    Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------
                       PEGASUS COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)
                                   ----------
                                      4833
            --------------------------------------------------------
            (Primary Standard Industrial Classification Code Number)

           DELAWARE                                        51-0374669
-------------------------------                         ----------------
(State or Other Jurisdiction of                         (I.R.S. Employer
Incorporation of Organization)                        Identification Number)

                  c/o Pegasus Communications Management Company
                      Suite 454, 5 Radnor Corporate Center
                               100 Matsonford Road
                           Radnor, Pennsylvania 19087
                                 (610) 341-1801
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               ------------------

            Marshall W. Pagon, President and Chief Executive Officer
                  c/o Pegasus Communications Management Company
                      Suite 454, 5 Radnor Corporate Center
                           Radnor, Pennsylvania 19087
                                 (610) 341-1801
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                               ------------------

                                   Copies to:

             Ted S. Lodge, Esq.                               Michael B. Jordan, Esq.
     Pegasus Communications Corporation                        Scott A. Blank, Esq.
c/o Pegasus Communications Management Company               Drinker Biddle & Reath LLP
    Suite 454, 5 Radnor Corporate Center             1100 Philadelphia National Bank Building
             100 Matsonford Road                               1345 Chestnut Street
         Radnor, Pennsylvania 19087                    Philadelphia, Pennsylvania 19107-3496
               (610) 341-1801                                     (215) 988-2700

   Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
                                   ----------
         If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]_________
         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]___________


                                                   CALCULATION OF REGISTRATION FEE

================================================================================================================================
       Title of                                            Proposed                   Proposed
      Securities                  Amount                    Maximum                    Maximum                 Amount of
         to be                     to be                Offering Price                Aggregate              Registration
      Registered                Registered                Per Note(1)             Offering Price(1)             Fee(2)
--------------------------------------------------------------------------------------------------------------------------------
9 5/8% Series B                $115,000,000                  100%                   $115,000,000           $34,848.49
Senior Notes due
2005
================================================================================================================================

(1) Estimated in accordance with Rule 457 solely for the purpose of determining the registration fee.
(2)  Paid by wire transfer.

         The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                 SUBJECT TO COMPLETION, DATED NOVEMBER 14, 1997


PROSPECTUS
_______________, 1997


                               [GRAPHIC OMITTED]

                       PEGASUS COMMUNICATIONS CORPORATION

                              Offer to Exchange its
                      9 5/8% Series B Senior Notes due 2005
    which have been registered under the Securities Act of 1933, as amended, for any and all of its outstanding
                      9 5/8% Series A Senior Notes due 2005

         The Exchange Offer will expire at 5:00 p.m, New York City time on __________, 199__, unless extended.

         Pegasus Communications Corporation, a Delaware corporation ("Pegasus" or, together with its subsidiaries, the "Company"), hereby offers (the "Exchange Offer"), upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (the "Letter of Transmittal"), to exchange $1,000 principal amount of its 9 5/8% Series B Senior Notes due 2005 (the "New Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a registration statement of which this Prospectus is a part (the "Registration Statement"), for each $1,000 principal amount of its outstanding 9 5/8% Series A Senior Notes due 2005 (the "Old Notes"), of which $115.0 million in aggregate principal amount are outstanding as of the date hereof. The form and terms of the New Notes are the same as the form and terms of the Old Notes except that
(i) the New Notes have been registered under the Securities Act, and hence the New Notes will not bear legends restricting the transfer thereof, and (ii) holders of the New Notes (with certain exceptions for broker-dealers or holders of the New Notes who cannot use this Prospectus) will cease to have rights under the Registration Rights Agreement (as defined herein), which rights will terminate upon the consummation of the Exchange Offer. The New Notes will evidence the same debt as the Old Notes (which they replace) and will be entitled to the benefits of the Indenture (as defined herein). The Old Notes and the New Notes are sometimes referred to herein collectively as the "Notes." See "The Exchange Offer" and "Description of Notes."

         The Company will accept for exchange any and all validly tendered Old Notes not withdrawn prior to 5:00 p.m., New York City time, on __________, 199__, unless the Exchange Offer is extended by Pegasus, in its sole discretion (the "Expiration Date"). Tenders of Old Notes may be withdrawn at any time prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. However, the Exchange Offer is subject to certain customary conditions. See "The Exchange Offer -- Conditions." Old Notes may be tendered only in integral multiples of $1,000.

         The New Notes will bear interest at the same rate and on the same terms as the Old Notes. Consequently, the New Notes will bear interest at the rate of 9 5/8% per annum and the interest will be payable semi-annually on April 15 and October 15 of each year commencing on April 15, 1998. The New Notes will bear interest from and including the date of issuance of the Old Notes (October 21, 1997). Holders whose Old Notes are accepted for exchange will be deemed to have waived the right to receive any interest accrued on the Old Notes.

         The Notes will rank senior in right of payment to all existing and future subordinated Indebtedness (as defined herein) of Pegasus and will rank pari passu in right of payment with all existing and future senior Indebtedness of Pegasus. Substantially all operations of Pegasus are conducted through its subsidiaries and, therefore, Pegasus is dependent upon the cash flow of its subsidiaries to meet its obligations, including its obligations under the Notes. None of Pegasus' subsidiaries guarantee the Old Notes and on the date of issuance of the New Notes, none of Pegasus' subsidiaries will guarantee the New Notes. However, Pegasus' obligations under the Notes may be unconditionally guaranteed (the "Subsidiary Guarantees") on a senior, unsecured basis, jointly and severally, by each subsidiary of Pegasus that executes and delivers a supplemental indenture to the Indenture pursuant to the terms of the covenant described under the caption "Description of Notes -- Certain Covenants -- Subsidiary Guarantees." Any right of Pegasus to receive assets of any of its subsidiaries that do not guarantee the Notes will be effectively subordinated to the claims of that subsidiary's creditors. On a pro forma basis, as of June 30, 1997, after giving effect to the Transactions (as defined herein), other than the DTS

Acquisition and the New England Cable Sale, the aggregate amount of Indebtedness and other obligations of Pegasus' subsidiaries (including capital lease obligations and the PM&C Notes (as defined herein)), that would effectively rank senior in right of payment to the obligations of Pegasus under the Notes would have been approximately $90.1 million. See "Risk Factors -- Substantial Indebtedness and High Degree of Leverage" and "Risk Factors -- Holding Company Structure; Dependence Upon Operations of Subsidiaries."

         The Notes may be redeemed, in whole or in part, at the option of Pegasus on or after October 15, 2001, at the redemption prices specified herein, plus accrued and unpaid interest and Liquidated Damages (as defined herein), if any, thereon to the date of redemption. In addition, at any time on or prior to October 15, 2000, Pegasus may, on any one or more occasions, use the net proceeds of one or more offerings of its Capital Stock (as defined herein) to redeem up to 35% of the aggregate principal amount of the Notes at a redemption price of 109.625% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption; provided that, after any such redemption, the aggregate principal amount of the Notes outstanding must equal at least $75.0 million; and provided further, that any such redemption shall occur within 90 days of the date of closing of such offering of Capital Stock of Pegasus. Upon a Change of Control (as defined herein), Pegasus is required, subject to certain conditions, to offer to purchase all of the Notes at a price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase. See "Description of Notes -- Repurchase at the Option of Holders -- Change of Control."

         For information concerning certain factors that should be considered in connection with the Exchange Offer and an investment in the New Notes offered hereby, see "Risk Factors" on page 8.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         Based on an interpretation by the staff of the Securities and Exchange Commission (the "Commission" or "SEC" set forth in no-action letters issued to third parties, the Company believes that the New Notes issued pursuant to this Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than (i) a broker-dealer who purchases such New Notes directly from Pegasus to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person that is an affiliate of Pegasus within the meaning of Rule 405 under the Securities
Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holder is acquiring the New Notes in the ordinary course of its business and is not participating, and had no arrangement or understanding with any person to participate, in the distribution of the New Notes. Holders of Old Notes wishing to accept the Exchange Offer must represent to Pegasus, as required by the Registration Rights Agreement, that such conditions have been met. Each broker-dealer that receives the New Notes for its own account in exchange for the Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. Pegasus believes that none of the registered holders of the Old Notes is an affiliate (as such term is defined in Rule 405 under the Securities Act) of Pegasus.

         Prior to this Exchange Offer, there has been no public market for the Notes. Pegasus does not intend to apply for listing of the Notes on any national securities exchange or for quotation of the Notes through the Nasdaq National Market. There can be no assurance that an active market for the Notes will develop. To the extent that a market for the Notes does develop, the market value of the Notes will depend on a market conditions (such as yields on alternative investments), general economic conditions, the Company's financial condition and other conditions. Such conditions might cause the Notes, to the extent that they are actively traded, to trade at a significant discount from face value. See "Risk Factors -- Absence of Public Trading Market for the Notes."

         Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. Pegasus has agreed to make this Prospectus (as it may be amended or supplemented) available to any broker-dealer for use in connection with any such resale for a period of one year, subject to certain exceptions, from the date that the Registration Statement to which this Prospectus relates became effective. See "Plan of Distribution."

         Pegasus will not receive any proceeds from this Exchange Offer. Pegasus has agreed to bear the expenses of this Exchange Offer. No underwriter is being used in connection with this Exchange Offer.

         THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL PEGASUS ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF OLD NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

         No person is authorized in connection with any offering made hereby to give any information or to make any representation not contained in this Prospectus or the accompanying Letter of Transmittal, and, if given or made, such information or representation must not be relied upon as having been authorized by Pegasus. Neither the delivery of this Prospectus or the accompanying Letter of Transmittal, nor any exchange made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any date subsequent to the date hereof.

         The New Notes issued pursuant to this Exchange Offer will be issued in the form of one or more fully registered global notes which will be deposited with, or on behalf of, the Depositary (as defined) and registered in its name or in the name of Cede & Co., its nominee, or in certificated form in accordance with the Indenture. Beneficial interests in the global note representing the New Notes will be shown on, and transfers thereof will be effected only through, records maintained by the Depositary and its participants. See "Description of Notes -- Book Entry, Delivery and Form."

                             ADDITIONAL INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Commission. Any reports, proxy statements and other information filed under the Exchange Act may be inspected at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy information statements and other information regarding registrants, like Pegasus, that file electronically with the Commission. The Company's Class A Common Stock is quoted on the Nasdaq National Market, and reports and other information concerning the Company may be inspected at the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006-1500.

         This Prospectus does not contain all the information set forth in the Registration Statement on Form S-4 (the "Registration Statement") of which this Prospectus is a part, including exhibits relating thereto, which has been filed with the Commission. Statements made in this Prospectus as to the contents of any referenced contract, agreement or other document are not necessarily complete, and each such statement shall be deemed qualified in its entirety by reference thereto. Copies of the Registration Statement and the exhibits and schedules, if any, thereto may be obtained, upon payment of the fee prescribed by the Commission, or may be examined without charge, at the office of the Commission or at the Commission's web site.

         Pursuant to the Indenture, Pegasus has agreed to furnish to registered holders of the Notes, without cost to such registered holders, copies of all reports and other information that would be required to be filed by Pegasus with the Commission under the Exchange Act, whether or not Pegasus is then required to file reports with the Commission. In the event that Pegasus ceases to be subject to the informational requirements of the Exchange Act, Pegasus has agreed that, so long as any Notes remain outstanding, it will file with the Commission (but only if the Commission at such time is accepting such voluntary filings) and distribute to holders of the Notes copies of the financial information that would have been contained in such annual reports and quarterly reports, including management's discussion and analysis of financial condition and results of operations, that would have been required to be filed with the Commission pursuant to the Exchange Act. Pegasus will also furnish such other reports as it may determine or as may be required by law.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents, which have been filed by the Company with the Commission, are incorporated herein by reference: (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996; (ii) the Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1997, June 30, 1997 and September 30, 1997; and (iii) the Company's Current Reports on Form 8-K dated January 31, 1997, April 16, 1997, September 8, 1997 (as amended by Form 8-K/A filed October 31, 1997) and November 5, 1997. Additionally, all documents filed by the Company with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

         Any statement contained herein, or any document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein, or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of the Registration Statement or this Prospectus. All information appearing in this Prospectus is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference.

         This Prospectus incorporates documents by reference which are not presented herein or delivered herewith. These documents (other than exhibits to such documents which are not specifically incorporated by reference into such documents) are available without charge, upon written or oral request by any person to whom this Prospectus has been delivered by telephone to (610) 341-1801 or in writing to Pegasus Communications Corporation c/o Pegasus Communications Management Company, Suite 454, 5 Radnor Corporate Center, 100 Matsonford Road, Radnor, Pennsylvania 19087, Attention: Chief Financial Officer. In order to ensure timely delivery of the documents, any request should be made by date five business days prior to the date on which final investment decision must be made.

                               PROSPECTUS SUMMARY

         This Prospectus contains or incorporates by reference certain statements of a forward-looking nature relating to future events or the future financial performance of the Company. Prospective purchasers of the New Notes are cautioned that such statements are only predictions and that actual events or results could differ materially. In evaluating such statements, prospective purchasers of the New Notes should specifically consider the various factors identified in this Prospectus, including the matters set forth under the caption "Risk Factors," as well as those discussed elsewhere in this Prospectus, and in the documents incorporated by reference herein. Unless otherwise indicated, the discussion below refers to and the information in this Prospectus gives effect to certain Transactions, including the Notes Offering, the Subsidiaries Combination, the closing of the New Credit Facility, the Pending DBS Acquisitions, the DTS Acquisition, and the New England Cable Sale, which if not already completed are anticipated to occur in 1998. See "Glossary of Defined Terms," which begins on page G-1 of this Prospectus for definitions of certain terms used in this Prospectus including "Transactions," "Notes Offering," "Subsidiaries Combination," "New Credit Facility," "Pending DBS Acquisitions," "DTS Acquisition" and "New England Cable Sale."

         The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus and other information incorporated by reference herein, including the Company's consolidated financial statements and notes thereto.

                                   The Company

         Pegasus is a diversified company that operates in growing segments of the media and communications industries. The Company owns and operates five TV stations affiliated with the Fox Broadcasting Company ("Fox") and has or plans to enter into local marketing agreements ("LMAs") to operate three television stations, two of which are to be affiliated with The WB Television Network ("WB") and one affiliated with United Paramount Network ("UPN"). The Company is the largest independent provider of DIRECTV(R) ("DIRECTV"). Giving effect to the Pending DBS Acquisitions and the DTS Acquisition, the Company will have the exclusive right to provide DIRECTV services to approximately four million U.S. television households in rural areas of 33 states serving a current subscriber base of approximately 250,000 DBS customers. The Company also provides cable service to approximately 26,400 subscribers in Puerto Rico and approximately 15,350 subscribers in New England. The Company has entered into a letter of intent to sell its New England cable operations (the "New England Cable Sale").

         Pegasus was incorporated under the laws of the State of Delaware in May 1996. Management's principal executive offices are located at Suite 454, 5 Radnor Corporate Center, 100 Matsonford Road, Radnor, Pennsylvania 19087.
Its telephone number is (610) 341-1801.

                               The Exchange Offer

The Exchange Offer...........   Pegasus is offering to exchange $1,000 principal
                                amount of New Notes for each $1,000 principal amount of Old Notes that are properly tendered and accepted. Pegasus will issue New Notes on or promptly after the Expiration Date. There is $115.0 million aggregate principal amount of Old
                                Notes outstanding. See "The Exchange Offer."

                                Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, Pegasus believes that the New Notes issued pursuant to this Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than (i) a broker-dealer who purchases such New Notes directly from Pegasus to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person that is an affiliate of Pegasus within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holder is acquiring the New Notes in the ordinary course of its business and is not participating, and had no arrangement or understanding with any person to participate, in the distribution of the New Notes. Each broker-dealer that receives the New Notes for its own account in exchange for the Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes.

Registration Rights
Agreement....................   The Old Notes were sold by Pegasus on October
                                21, 1997 to CIBC Wood Gundy Securities Corp.
                                (the "Initial Purchaser") pursuant to a Purchase
                                Agreement dated October 10, 1997 between Pegasus and the Initial Purchaser (the "Purchase
                                Agreement"). Pursuant to the Purchase Agreement,
                                Pegasus and the Initial Purchaser entered into a Registration Rights Agreement dated as of October 21, 1997 (the "Registration Rights
                                Agreement") which grants the Holders of the Old
                                Notes certain exchange and registration rights.
                                See "The Exchange Offer -- Termination of
                                Certain Rights." This Exchange Offer is intended to satisfy such rights, which terminate upon the consummation of the Exchange Offer. The Holders of the New Notes are not entitled to any exchange or registration rights with respect to the New Notes.

Expiration Date..............   The Exchange Offer will expire at 5:00 p.m., New
                                York City time, on __________, 199__, unless the Exchange Offer is extended by Pegasus in its sole discretion, in which case the term
                                "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.


Accrued Interest on the
New Notes and
Old Notes....................   The New Notes will bear interest from and
                                including the date of issuance of the Old Notes
                                (October 21, 1997). Holders whose Old Notes are accepted for exchange will be deemed to have waived the right to receive any interest accrued on the Old Notes.


Conditions to the Exchange
Offer........................   The Exchange Offer is subject to certain
                                customary conditions, which may be waived by Pegasus. See "The Exchange Offer -- Conditions."
                                The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Old Notes being tendered for exchange.

Procedures for Tendering
Old Notes....................   Each Holder of Old Notes wishing to accept the
                                Exchange Offer must complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with such Old Notes and any other required documentation to First Union
                                National Bank, as Exchange Agent, at the address set forth herein. By executing the Letter of Transmittal, each holder will represent to Pegasus that, among other things, (i) the New
                                Notes to be acquired by the Holder of the Old
                                Notes in connection with the Exchange Offer are being acquired by the Holder in the ordinary course of business of the Holder, (ii) the Holder has no arrangement or understanding with any person to participate in the distribution of New Notes, (iii) the Holder acknowledges and agrees that any person who is a broker-dealer registered under the Exchange Act or is participating in the Exchange Offer for the purposes of distributing the New Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the New Notes acquired by such person and cannot rely on the position of the staff of the Commission set forth in no-action letters (see
                                "The Exchange Offer -- Resale of the New
                                Notes"), (iv) the Holder understands that a secondary resale transaction described in clause
                                (iii) above and any resales of New Notes obtained by such Holder in exchange for Old
                                Notes acquired by such Holder directly from Pegasus should be covered by an effective registration statement containing the selling securityholder information required by Item 507 or Item 508, as applicable, of Regulation S-K of the Commission and (v) the Holder is not an "affiliate," as defined in Rule 405 under the Securities Act, of Pegasus. If the Holder is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, the Holder is required to acknowledge in the Letter of Transmittal that it will deliver a prospectus in connection with any resale of such New Notes;
                                however, by so acknowledging and by delivering a prospectus, the Holder will not deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "The Exchange Offer
                                -- Procedures for Tendering."


Special Procedures for
Beneficial Owners............   Any beneficial owner whose Old Notes are
                                registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender such Old Notes in the Exchange Offer should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. See "The Exchange Offer -- Procedures for Tendering." If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering his or her Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the Expiration Date.

Guaranteed Delivery
Procedures...................   Holders of Old Notes who wish to tender their
                                Old Notes and whose Old Notes are not
                                immediately available or who cannot deliver their Old Notes, the Letter of Transmittal or any other documents required by the Letter of Transmittal to First Union National Bank, as
                                Exchange Agent, prior to the Expiration Date, must tender their Old Notes according to the guaranteed delivery procedures set forth in "The
                                Exchange Offer -- Guaranteed Delivery
                                Procedures."

Acceptance of the Old Notes and
Delivery of the Series B
Notes........................   Subject to the satisfaction or waiver of the
                                conditions to the Exchange Offer, Pegasus will accept for exchange any and all Old Notes which are properly tendered in the Exchange Offer prior to the Expiration Date. The New Notes issued pursuant to the Exchange Offer will be delivered on the earliest practicable date following the Expiration Date. See "The Exchange
                                Offer -- Terms of the Exchange Offer."


Withdrawal Rights............   Tenders of Old Notes may be withdrawn at any
                                time prior to the Expiration Date. See "The
                                Exchange Offer -- Withdrawal of Tenders."


Certain United States Federal
Income Tax Consequences of the
Exchange Offer...............   For a discussion of certain federal income tax
                                considerations relating to the exchange of the New Notes for the Old Notes, see "Certain United
                                States Federal Income Tax Consequences of the
                                Exchange Offer."


Exchange Agent...............   First Union National Bank is serving as the
                                exchange agent (the "Exchange Agent") in connection with the Exchange Offer.

                          Summary of Terms of New Notes

         The Exchange Offer applies to $115.0 million aggregate principal amount of the Old Notes. The form and terms of the New Notes are the same as the form and terms of the Old Notes except that (i) the New Notes will have been registered under the Securities Act and, therefore, the New Notes will not bear legends restricting their transfer pursuant to the Securities Act, and (ii) holders of the New Notes (with certain exceptions for broker-dealers or holders of the New Notes who cannot use this Prospectus) will cease to have rights under the Registration Rights Agreement, which rights will terminate upon consummation of the Exchange Offer. The New Notes will evidence the same debt as the Old Notes (which they replace) and will be issued under, and be entitled to the benefits of, the Indenture. See "Description of Notes" for further information and for definitions of certain capitalized terms used below.



Maturity ....................   October 15, 2005.

Interest.....................   The New Notes will bear interest at the rate of
                                95/8% per annum. Interest is payable
                                semi-annually on April 15 and October 15 of each year, commencing on April 15, 1998.

Optional Redemption..........   The Notes may be redeemed, in whole or in part,
                                at the option of Pegasus on or after October 15, 2001, at the redemption prices specified herein, plus accrued and unpaid interest and Liquidated
                                Damages, if any, thereon to the date of
                                redemption. In addition, at any time on or prior to October 15, 2000, Pegasus may, on any one or more occasions, use the net proceeds of one or more offerings of its Capital Stock to redeem up to 35% of the aggregate principal amount of the Notes at a redemption price of 109.625% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption; provided that, after any such redemption, the aggregate principal amount of the Notes outstanding must equal at least $75.0 million; and provided further, that any such redemption shall occur within 90 days of the date of closing of such offering of Capital Stock of Pegasus.

Change of Control............   Upon a Change of Control, Pegasus is required,
                                subject to certain conditions, to offer to purchase all of the Notes at a price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase. See "Description of Notes --
                                Repurchase at the Option of Holders -- Change of
                                Control."

Ranking......................   The Notes will rank senior in right of payment
                                to all existing and future subordinated
                                Indebtedness of Pegasus and will rank pari passu in right of payment with all existing and future senior Indebtedness of Pegasus. Substantially all operations of Pegasus are conducted through its subsidiaries and, therefore, Pegasus is dependent upon the cash flow of its subsidiaries to meet its obligations, including its obligations under the Notes. None of Pegasus' subsidiaries guaranteed the Old Notes and on the date of issuance of the New Notes, none of Pegasus' subsidiaries will guarantee the New
                                Notes. However, Pegasus' obligations under the Notes may be unconditionally guaranteed on a senior, unsecured basis, jointly and severally, by each subsidiary of Pegasus that executes and delivers a supplemental indenture to the Indenture pursuant to the terms of the covenant described under the caption "Description of Notes -- Certain Covenants -- Subsidiary
                                Guarantees." Any right of Pegasus to receive assets of any of its subsidiaries that do not guarantee the Notes will be effectively subordinated to the claims of that subsidiary's creditors. On a pro forma basis, as of June 30, 1997, after giving effect to the Transactions, other than the DTS Acquisition and the New
                                England Cable Sale, the aggregate amount of Indebtedness and other obligations of Pegasus' subsidiaries (including capital lease obligations and the PM&C Notes), that would effectively rank senior in right of payment to the obligations of Pegasus under the Notes would have been approximately $90.1 million. See "Risk
                                Factors -- Substantial Indebtedness and High
                                Degree of Leverage" and "Risk Factors -- Holding
                                Company Structure; Dependence Upon Operations of
                                Subsidiaries."

Restrictive Covenants........   The Indenture contains certain restrictive
                                covenants with respect to Pegasus and its subsidiaries, including limitations on (a) the sale of assets, including the equity interests of Pegasus' subsidiaries, (b) the payment of Restricted Payments (as defined), (c) the incurrence of Indebtedness and issuance of certain preferred securities by Pegasus and its subsidiaries, (d) the issuance of Equity
                                Interests (as defined) by Pegasus' subsidiaries,
                                (e) certain transactions with affiliates, (f) liens and (g) certain consolidations and mergers. All of these limitations, however, are subject to a number of important qualifications.
                                See "Description of Notes -- Certain Covenants."

Market

         The New Notes are new securities for which there currently is no market. Although the Initial Purchaser has informed Pegasus that it currently intends to make a market in the Notes, it is not obligated to do so and any such market-making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the New Notes. The Old Notes are eligible for trading in the Private Offerings, Resale and Trading through Automatic Linkages (PORTAL) market. Pegasus does not intend to apply for listing of either the New Notes or the Old Notes on any national securities exchange or for quotation through the Nasdaq National Market. In addition, the Old Notes have not been registered under the Securities Act or any other applicable securities law, and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act or any other applicable securities law, or pursuant to an exemption therefrom, and in accordance with certain other restrictions. Pegasus currently has no intention to file a registration statement with respect to the Old Notes nor is it obligated to do so except under certain circumstances. See "Description of Notes -- Registration Rights; Liquidated Damages."

Failure to Exchange Old Notes

         The New Notes will be issued in exchange for Old Notes only after timely receipt by the Exchange Agent of such Old Notes, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of Old Notes desiring to tender such Old Notes in exchange for New Notes should allow sufficient time to ensure timely delivery. Neither the Exchange Agent nor Pegasus is under any duty to give notification of defects or irregularities with respect to tenders of Old Notes for exchange. Old Notes that are not tendered or are tendered but not accepted will, following consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof. In addition, any holder of Old Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the New Notes will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or any other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution." To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Notes could be adversely affected. See "The Exchange Offer."

                                  RISK FACTORS

         Prospective investors should consider carefully the following risk factors, in addition to the other information contained in this Prospectus concerning the Company and its business, before purchasing the Notes offered hereby.

Risks Relating to Forward-Looking Statements

         Certain statements contained in this Prospectus and incorporated herein by reference including, without limitation, statements containing the words "anticipates," "believes," "intends," "estimates," "expects" and "projects" and words of similar import constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions, both nationally, internationally and in the regions in which the Company operates; demographic change; existing government regulations and changes in, or the failure to comply with, government regulations; competition; the loss of any significant numbers of subscribers or viewers; changes in business strategy or development plans; technological developments; the ability to attract and retain qualified personnel; the significant indebtedness of the Company; the availability and terms of capital to fund the expansion of the Company's business; and other factors referenced in this Prospectus. Certain of these factors are discussed in more detail below and elsewhere in this Prospectus including, without limitation, under the caption "Prospectus Summary." Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligations to update any such factors or publicly announce the result of any revisions to any developments.

Substantial Indebtedness and High Degree of Leverage

         The Company is highly leveraged. As of June 30, 1997, on a pro forma basis after giving effect to the Transactions, other than the DTS Acquisition and the New England Cable Sale, the Company would have had indebtedness of $205.1 million, total common stockholders' equity of $47.1 million, Preferred Stock of $105.3 million and, assuming certain conditions are met, $180.0 million available under the New Credit Facility. For the year ended December 31, 1996 and the six months ended June 30, 1997, on a pro forma basis after giving effect to the Transactions, other than the DTS Acquisition and the New England Cable Sale, the Company's earnings would have been inadequate to cover its combined fixed charges and dividends on Series A Preferred Stock by approximately $42.4 million and $19.9 million, respectively. The Company is not required under the terms of the Series A Preferred Stock and is restricted under the terms of the Indenture from paying its dividends in cash prior to July 1, 2002. The ability of the Company to repay its existing indebtedness, including the Notes, will depend upon future operating performance, which is subject to the success of the Company's business strategy, prevailing economic conditions, regulatory matters, levels of interest rates and financial, business and other factors, many of which are beyond the Company's control. There can be no assurance that the Company's growth strategy will be successful in generating the substantial increases in cash flow from operations that will be necessary for the Company to meet its obligations on the Notes. The current and future leverage of the Company could have important consequences, including the following: (i) the ability of the Company to obtain additional financing for future working capital needs or financing for possible future acquisitions or other purposes may be limited, (ii) a substantial portion of the Company's cash flow from operations will be dedicated to payment of the principal and interest on its indebtedness, including the Notes, thereby reducing funds available for other purposes, and
(iii) the Company may be more vulnerable to adverse economic conditions than some of its competitors and, thus, may be limited in its ability to withstand competitive pressures. The agreements with respect to the Company's indebtedness, including the Indenture, the PM&C Indenture, the Certificate of Designation and the Exchange Note Indenture contain numerous financial and operating covenants, including, among others, restrictions on the ability of the Company to incur additional indebtedness, to create liens or other encumbrances, to pay dividends and to make certain other payments and investments, and to sell or otherwise dispose of assets or merge or consolidate with another entity. A failure to comply with the obligations contained in any agreement with respect to any indebtedness could result in events of default which could permit acceleration of such indebtedness and acceleration of indebtedness under the debt agreements that may contain cross-acceleration or cross-default provisions. See "Description of Notes."

Holding Company Structure; Dependence Upon Operations of Subsidiaries

         On a pro forma basis, as of June 30, 1997, after giving effect to the Transactions, other than the DTS Acquisition and the New England Cable Sale, the aggregate amount of Indebtedness and other obligations of Pegasus' subsidiaries (including capital lease obligations and the PM&C Notes), that would effectively rank senior in right of payment to the obligations of Pegasus under the Notes would have been approximately $90.1 million. The Notes will be effectively subordinated to all Indebtedness of Pegasus's subsidiaries, including any Indebtedness incurred under the New Credit Facility.

         Substantially all of the tangible assets of the Company are held by Pegasus' subsidiaries, and all of the Company's operating revenues are derived from operations of Pegasus' subsidiaries. Therefore, Pegasus' ability to pay interest and principal when due to holders of the Notes is dependent upon the receipt of sufficient funds from its direct and indirect subsidiaries.

         The New Credit Facility will restrict the payment of dividends by PM&C pursuant to its terms. Under the terms of the PM&C Indenture, PM&C is prohibited from paying dividends prior to July 1, 1998. The payment of dividends subsequent to July 1, 1998 will be subject to the satisfaction of certain financial conditions set forth in the PM&C Indenture and under the New Credit Facility. On a pro forma basis as of June 30, 1997, after giving effect to the Transactions, other than the DTS Acquisition and the New England Cable Sale. PM&C would have had the ability to pay dividends or other restricted payments under the PM&C Indenture of approximately $175.0 million and the New Credit Facility would have specifically permitted distributions to the Company equal to, and coincident with, Pegasus' interest obligations under the Notes. The ability of PM&C and its subsidiaries to comply with such conditions in the PM&C Indenture may be affected by events that are beyond the Company's control. The breach of any such conditions could result in a default under the PM&C Indenture and/or the New Credit Facility. In the event of any such default, the holders of the PM&C Notes or the lenders under the New Credit Facility could elect, respectively, to accelerate the maturity of all the PM&C Notes or the loans under such facility. If the maturity of the PM&C Notes or the loans under the New Credit Facility were to be accelerated, all such outstanding indebtedness would be required to be paid in full before PM&C or its subsidiaries would be permitted to distribute any assets or cash to Pegasus. There can be no assurance that the assets of the Company would be sufficient to repay all such outstanding indebtedness and to meet its obligations under the Notes, the PM&C Notes or the Series A Preferred Stock or the Exchange Notes, as the case may be. Future borrowings by Pegasus or its subsidiaries can be expected to contain restrictions or prohibitions on the payment of dividends by such subsidiaries to Pegasus.

         None of Pegasus' subsidiaries guaranteed the Old Notes and on the date of issuance of the New Notes, none of Pegasus' subsidiaries will guarantee the New Notes. In the future, the Notes will be unconditionally guaranteed on a senior, unsecured basis, jointly and severally, by each Restricted Subsidiary (as defined) that guarantees payment of any Indebtedness of Pegasus or any Indebtedness of any Subsidiary Guarantor and that executes and delivers a supplemental indenture to the Indenture pursuant to the terms of the covenant described in "Description of Notes -- Certain Covenants -- Subsidiary Guarantees." To the extent that a court were to find that (i) a Subsidiary Guarantee was incurred by a Subsidiary Guarantor with intent to hinder, delay or defraud any present or future creditor or the Subsidiary Guarantor contemplated insolvency with a design to prefer one or more creditors to the exclusion in whole or in part of others or (ii) such Subsidiary Guarantor did not receive fair consideration or reasonably equivalent value for issuing its Subsidiary Guarantee and such Subsidiary Guarantor (a) was insolvent, (b) was rendered insolvent by reason of the issuance of such Subsidiary Guarantee, (c) was engaged or about to engage in a business or transaction for which the remaining assets of such Subsidiary Guarantor constituted unreasonably small capital to carry on its business or (d) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, the court could avoid or subordinate such Subsidiary Guarantee in favor of the Subsidiary Guarantor's other creditors. Among other things, a legal challenge of a Subsidiary Guarantee on fraudulent conveyance grounds may focus on the benefits, if any, realized by the Subsidiary Guarantor as a result of the issuance by Pegasus of the Notes. To the extent any Subsidiary Guarantee were to be avoided as a fraudulent conveyance or held unenforceable for any other reason, holders of the Notes would cease to have any claim in respect of such Subsidiary Guarantor and would be creditors solely of Pegasus and any Subsidiary Guarantor whose Subsidiary Guarantee was not avoided or held unenforceable. In such event, the claims of the holders of the Notes against the issuer of an invalid Subsidiary Guarantee would be subject to the prior payment of all liabilities of such Subsidiary Guarantor. There can be no assurance that, after providing for all prior claims, there would be sufficient assets to satisfy the claims of the holders of the Notes relating to any voided Subsidiary Guarantee.

Dependence on Network Affiliations

         Certain of the Company's TV stations are affiliated with the Fox network, which provides the stations with up to 40 hours of programming time per week, including 15 hours of prime time programming, in return for the broadcasting of Fox-inserted commercials by the stations during such programming. The Company programs, or intends to program, pursuant to LMAs, other TV stations as affiliates of UPN or WB. As a result, the successful operation of the Company's TV stations is highly dependent on the Company's relationship with its broadcast networks and upon the success of such broadcast networks. All of the Company's affiliation agreements with Fox expire on October 31, 1998 with the exception of the affiliation agreement with respect to TV station WTLH, which expires on December 31, 2000. Thereafter, the affiliation agreements may be extended for additional two-year terms by Fox in its sole discretion. Fox has, in the past, changed affiliates in certain markets where it acquired a significant ownership position in a station in such market. In the event that Fox, directly or indirectly, acquires any significant ownership and/or controlling interest in any TV station licensed to any community within the Company's TV markets, Fox has the right to terminate the affiliation agreement of the Company's TV station serving that market. As a consequence, there is no assurance that Fox could not enter into such an arrangement in one of the Company's markets. Although the Company's affiliation agreement with UPN expires on January 15, 2001, the affiliation agreement may be terminated earlier under certain circumstances. The Company has entered into commitments to program TV stations WOLF and WGFL as affiliates of WB and is currently in the process of negotiating agreements with respect to these stations, although there can be no assurance that a definitive affiliation agreement will result. There can also be no assurance that Fox, UPN or WB programming will continue to be as successful as in the past or that such networks will continue to provide programming to their respective affiliates on the same basis as they currently do, all of which matters are beyond the Company's control. The non-renewal or termination of the affiliation of one or more of the Company's stations could have a material adverse effect on the Company's operations.

Reliance on DBS Technology and DIRECTV

         The Company's DBS business is a new business with unproven potential. There are numerous risks associated with DBS technology, in general, and DIRECTV, in particular. DBS technology is highly complex and requires the manufacture and integration of diverse and advanced components that may not function as expected. Although the DIRECTV satellites are estimated to have orbital lives at least through the year 2007, there can be no assurance as to the longevity of the satellites or that loss, damage or changes in the satellites as a result of acts of war, anti-satellite devices, electrostatic storms or collisions with space debris will not occur and have a material adverse effect on DIRECTV and the Company's DBS business. Furthermore, the digital compression technology used by DBS providers is not standardized and is undergoing rapid change. Since the Company serves as an intermediary for DIRECTV, the Company would be adversely affected by material adverse changes in DIRECTV's financial condition, programming, technological capabilities or services, and such effect could be material to the Company's prospects. There can also be no assurance that there will be sufficient demand for DIRECTV services since such demand depends upon consumer acceptance of DBS, the availability of equipment and related components required to access DIRECTV services and the competitive pricing of such equipment.

         The National Rural Telecommunications Cooperative (the "NRTC") is a cooperative organization whose members and affiliate members are engaged in the distribution of telecommunications and other services in predominantly rural areas of the U.S. Pursuant to agreements between Hughes Electronics Corporation or one of its subsidiaries ("Hughes") and the NRTC (the "NRTC Agreement") and between the NRTC and participating NRTC members and affiliate members (the "Member Agreement" and, together with the NRTC Agreement, the "DBS Agreements"), participating NRTC members and affiliate members acquired the exclusive right to provide DIRECTV programming services to residential and commercial subscribers in certain service areas. The DBS Agreements authorize the NRTC and participating NRTC members and affiliate members to provide all commercial services offered by DIRECTV that are transmitted from the frequencies that the Federal Communications Commission (the "FCC") has authorized for DIRECTV's use at its present orbital location for a term running through the life of the current satellites. The NRTC has advised the Company that the NRTC Agreement also provides the NRTC a right of first refusal to acquire comparable rights in the event that DIRECTV elects to launch successor satellites upon the removal of the present satellites from active service. The financial terms of any such purchase are likely to be the subject of negotiations. Any exercise of such right is uncertain and will depend, in part, on DIRECTV's costs of constructing, launching and placing in service such successor satellites. The Company is, therefore, unable to predict whether substantial additional expenditures by the NRTC and its members and affiliate members, including the Company, will be required in connection with the exercise of such right of first refusal.

Competition in the TV, DBS and Cable Businesses

         Each of the markets in which the Company operates is highly competitive. Many of the Company's competitors have substantially greater resources than the Company and may be able to compete more effectively than the Company in the Company's markets. In addition, the markets in which the Company operates are in a constant state of change due to technological, economic and regulatory developments. The Company is unable to predict what forms of competition will develop in the future, the extent of such competition or its possible effects on the Company's businesses. The Company's TV stations compete for audience share, programming and advertising revenue with other television stations in their respective markets and with other direct to home ("DTH") providers including DBS operators, cable operators and wireless-cable operators, and compete for advertising revenue with other advertising media, such as newspapers, radio, magazines, outdoor advertising, transit advertising, yellow page directories, direct mail and local cable systems. The Company's DBS business faces competition from other current or potential multichannel programming distributors, including other DBS operators, other DTH providers, cable operators, wireless cable operators and local exchange and long-distance telephone companies, which may be able to offer more competitive packages or pricing than the Company or DIRECTV. The Company's cable systems face competition from television stations, SMATV systems, wireless cable systems, DTH and DBS systems.

Risks Attendant to Acquisition Strategy

         The Company regularly considers the acquisition of media and communications properties and, at any given time, is in various stages of considering such opportunities. Since January 1, 1997, the Company has acquired or entered into agreements or letters of intent to acquire a number of properties, including the Pending DBS Acquisitions and the DTS Acquisition. Each of the Pending DBS Acquisitions and the DTS Acquisition are subject to the negotiation of a definitive agreement, if not already entered into, and, among other conditions, the prior approval of Hughes and the NRTC. In addition to these conditions, each of the Pending DBS Acquisitions and the DTS Acquisition are expected to be subject to conditions typical in acquisitions of this nature, certain of which conditions, like the Hughes and NRTC consents, may be beyond the Company's control. There can be no assurance that definitive agreements will be entered into with respect to all of the Pending DBS Acquisitions or the DTS Acquisition, or, if entered into, that all or any of the Pending DBS Acquisitions or the DTS Acquisition will be completed. The Company sometimes structures its acquisitions to qualify for tax-free treatment. There is no assurance that such treatment will be respected by the Internal Revenue Service. There can also be no assurance that the anticipated benefits of any of the acquisitions described herein or future acquisitions will be realized. The process of integrating acquired operations into the Company's operations may result in unforeseen operating difficulties, could absorb significant management attention and may require significant financial resources that would otherwise be available for the ongoing development or expansion of the Company's existing operations. The Company's acquisition strategy may be unsuccessful since the Company may be unable to identify acquisitions in the future or, if identified, to arrive at prices and terms comparable to past acquisitions, especially in light of the competition the Company faces from other well-financed organizations. The competition has resulted and is expected to further result in increased acquisition prices for such acquisitions. The successful completion of an acquisition may depend on consents from third parties, including federal, state and local regulatory authorities or private parties such as Fox, UPN, WB, the NRTC, DIRECTV and, in certain circumstances, lenders under the New Credit Facility, all of whose consents are beyond the Company's control. Possible future acquisitions by the Company could result in dilutive issuances of equity securities, the incurrence of additional debt and contingent liabilities, and additional amortization expenses related to goodwill and other intangible assets, which could materially adversely affect the Company's financial condition and operating results.

Inability to Manage Growth Effectively

         The Company has experienced a period of rapid growth primarily as a result of its acquisition strategy. In order to achieve its business objectives, the Company expects to continue to expand largely through acquisitions, which could place a significant strain on its management, operating procedures, financial resources, employees and other resources. The Company's ability to manage its growth may require it to continue to improve its operational, financial and management information systems, and to motivate and effectively manage its employees. If the Company's management is unable to manage growth effectively, the Company's results of operations could be materially adversely affected.

Dependence on Key Personnel

         The Company's future success may depend to a significant extent upon the performance of a number of the Company's key personnel, including Marshall
W. Pagon, Pegasus' President and Chief Executive Officer. The loss of Mr. Pagon or other key management personnel or the failure to recruit and retain personnel could have a material adverse effect on the Company's business. The Company does not maintain "key-man" insurance and has not entered into employment agreements with respect to any such individuals.

Discretion of Management Concerning Funds

         A portion of the net proceeds of the Notes Offering was or will be contributed to current or future subsidiaries of Pegasus to fund acquisitions, such as the Pending DBS Acquisitions. Pending such use, such proceeds will be invested in certain short-term investments. Such funds, together with the Company's existing working capital and funds that may be available to the Company under the New Credit Facility, represent a significant amount of funds over which management will have substantial discretion as to their application. There can be no assurance the Company will deploy such funds in a manner that will enhance the financial condition of the Company.

Government Legislation, Regulation, Licenses and Franchises

         The Company's businesses are subject to extensive and changing laws and regulations, including those of the FCC and local regulatory bodies. Many of the Company's operations are subject to licensing and franchising requirements of federal, state and local law and are, therefore, subject to the risk that material licenses and franchises will not be obtained or renewed in the future. The U.S. Congress and the FCC have in the past, and may in the future, adopt new laws, regulations and policies regarding a wide variety of matters, including rulemakings arising as a result of the Telecommunications Act of 1996 (the "1996 Act"), that could, directly or indirectly, affect the operations of the Company's businesses. The business prospects of the Company could be materially adversely affected by the application of current FCC rules or policies in a manner leading to the denial of pending applications by the Company, by the adoption of new laws, policies and regulations, or changes in existing laws, policies and regulations, including changes to their interpretations or applications, that modify the present regulatory environment or by the failure of certain rules or policies to change in the manner anticipated by the Company.

         To the extent that the Company expects to program stations through the use of LMAs, there can be no assurance that the licensees of such stations will not exercise rights to preempt the programming of the Company, in a fashion which interferes with the Company's business objectives, or that the licensees of such stations will continue to maintain the transmission facilities of the stations in a manner sufficient to broadcast a high quality signal over the station. As the licensees must also maintain all of the qualifications necessary to be a licensee of the FCC, and as the principals of the licensees are not under the control of the Company, there can be no assurance that these licenses will be maintained by the entities which currently hold them. There can also be no assurance that any LMAs entered into by the Company, whether or not in conjunction with the sale of a TV station by the Company or the acquisition of an LMA by the Company with an option to purchase the underlying station, will not be questioned by the FCC as being attributable to the Company due to the relationship between the Company and the holder or proposed holder of the license. In such an instance, the FCC may force the Company to terminate the LMA or other arrangements entered into in connection with the operation or programming of such station.

         Pursuant to the 1996 Act, the continued performance of then existing LMAs was generally grandfathered. The LMA for TV station WPME (the "Portland LMA") was entered into prior to the adoption of the 1996 Act but the Company did not begin programming the station until August 1997 upon completion of construction of the station. The FCC suggested in a recent rulemaking proposal that LMAs entered into after November 6, 1996 will not be grandfathered. The Company cannot predict if the Portland LMA will be grandfathered. Currently, television LMAs are not considered attributable interests under the FCC's multiple ownership rules. However, the FCC is considering proposals which would make such LMAs attributable, as they generally are in the radio broadcasting industry. If the FCC were to adopt a rule that makes such interests attributable, without modifying its current prohibitions against the ownership of more than one television station in a market, the Company could be prohibited from entering into such arrangements with other stations in markets in which it owns television stations and could be required to modify any then existing LMAs. The LMAs entered into with respect to TV stations WFXU and WOLF could also be barred by any new rule adopted by the FCC which makes LMAs attributable without changing the multiple ownership rules.

         Additionally, irrespective of the FCC rules, the Department of Justice and the Federal Trade Commission (the "Antitrust Agencies") have the authority to determine that a particular transaction presents antitrust concerns. The Antitrust Agencies have recently increased their scrutiny of the television and radio industry, and have indicated their intention to review matters related to the concentration of ownership within markets (including through LMAs) even when the ownership or LMA in question is permitted under the regulations of the FCC. There can be no assurance that future policy and rulemaking activities of the Antitrust Agencies will not affect the Company's operations (including existing stations or markets) or expansion strategy.

         The FCC has recently adopted orders requiring that television stations begin operating digital television stations on new channels by May 1, 2002, and cease operating their current analog channels by 2006. The costs of this conversion is currently unknown. As digital television allows a single station to broadcast multiple channels of programming, the impact of this conversion on audience share, advertising revenues, and program availability is unknown.

         Also, the FCC's orders allotted television stations which currently operate on VHF channels substantially higher power levels for their digital operations than were permitted for stations which currently operate on the UHF band. As the Company's stations all operate on the UHF band, this power disparity, if not reconsidered by the FCC, could have an adverse impact on the competitive posture of the Company's TV stations after the digital conversion takes place.

Change of Control

         Upon a Change of Control, Pegasus will be required to offer to purchase all of the Notes then outstanding at 101% of the aggregate principal amount, plus accrued and unpaid interest and Liquidated Damages, if any. The repurchase price is payable in cash. There can be no assurance that, were a Change of Control to occur, Pegasus would have sufficient funds to pay the purchase price for all the Notes which Pegasus might be required to purchase. There can also be no assurance that the subsidiaries of Pegasus would be permitted by the terms of their outstanding indebtedness, including pursuant to the PM&C Indenture and the New Credit Facility, to pay dividends to Pegasus to permit Pegasus to purchase Notes. Any such dividends are currently prohibited until July 1, 1998 under the PM&C Indenture. In addition, any such Change of Control transaction may also be a change of control under the New Credit Facility and the PM&C Indenture, which would require PM&C to prepay all amounts owing under the New Credit Facility and to reduce the commitments thereunder to zero and to offer to purchase all outstanding PM&C Notes at a price of 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to the date of purchase. In the event Pegasus does not have sufficient funds to pay the purchase price of the Notes, upon a Change of Control, Pegasus could be required to seek third party financing to the extent it did not have sufficient funds available to meet its purchase obligations, and there can be no assurance that Pegasus would be able to obtain such financing on favorable terms, if at all. See "Description of Notes -- Repurchase at the Option of Holders -- Change of Control." In addition, any Change of Control would be subject to the prior approval of the FCC.

Absence of Public Trading Market for the Notes

         There is no public market for the Old Notes and the Company does not intend to apply for listing of the Old Notes or the New Notes on any national securities exchange or for quotation of the Notes through the Nasdaq National Market. The Company has been advised by the Initial Purchaser that the Initial Purchaser currently intends to make a market in the Notes; however, the Initial Purchaser is under no obligation to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the New Notes or that an active public market will develop or, if developed, will continue. If an active public market does not develop or is not maintained, the market price and liquidity of the Notes may be adversely affected.

Fraudulent Conveyance

       Various fraudulent conveyance laws have been enacted for the protection of creditors and may be utilized by a court to subordinate or avoid the Notes in favor of other existing or future creditors of Pegasus. If a court in a lawsuit on behalf of any unpaid creditor of Pegasus or a representative of Pegasus' creditors were to find that, at the time Pegasus issued the Notes, Pegasus (x) intended to hinder, delay or defraud any existing or future creditor or contemplated insolvency with a design to prefer one or more creditors to the exclusion in whole or in part of others or (y) did not receive fair consideration or reasonably equivalent value for issuing the Notes and Pegasus
(i) was insolvent, (ii) was rendered insolvent by reason of such issuance, (iii) was engaged or about to engage in a business or transaction for which its remaining assets constituted unreasonably small capital to carry on its business or (iv) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, such court could void Pegasus' obligations under the Notes and void such transactions. Alternatively, in such event, claims of the holders of the Notes could be subordinated to claims of the other creditors of Pegasus. Based upon financial and other information currently available to it, Pegasus believes that the Notes were incurred for proper purposes and in good faith and that Pegasus was solvent and will continue to be solvent after issuing the Notes, had and will have sufficient capital for carrying on its business after such issuance and will be able to pay its debts as they had and mature.

Effect of Failure to Properly Tender Old Notes

         The New Notes will be issued in exchange of Old Notes only after timely receipt by the Exchange Agent of such Old Notes, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of Old Notes desiring to tender such Old Notes in exchange for New Notes should allow sufficient time to ensure timely delivery. Neither the Exchange Agent nor Pegasus is under any duty to give notification of defects or irregularities with respect to tenders of Old Notes for exchange. Old Notes that are not tendered or are tendered but not accepted will, following consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof and lose, with certain exceptions, the benefits of the Registration Rights Agreement. To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Notes could be adversely affected. See "The Exchange Offer."

Prospectus Delivery Requirements of Holders of New Notes

         Any holder of Old Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the New Notes will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receive New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or any other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

                       RATIO OF EARNINGS TO FIXED CHARGES

         Pegasus' Ratio of Earnings to Fixed Charges for each of the periods indicated was as follows:


                               Year Ended December 31,                                         Six Months Ended June 30,
---------------------------------------------------------------------------------------------------------------------------------

                                                                              Pro                                    Pro
                                                                             Forma                                  Forma
    1992           1993          1994           1995          1996           1996          1996          1997       1997
    ----           ----          ----           ----          ----           ----          ----          ----       ----

     --             --            --             --            --             --            --            --             --


         For purposes of this calculation, earnings are defined as net income
(loss) before income taxes and extraordinary items and fixed charges. Fixed charges consist of interest expense, amortization of deferred financing costs and the component of operating lease expense which management believes represents an appropriate interest factor. Earnings were inadequate to cover combined fixed charges and preferred stock dividends by approximately $1.7 million, $4.8 million, $4.9 million, $8.1 million, $9.8 million, $5.0 million and $11.4 million, for the years ended December 31, 1992, 1993, 1994, 1995 and 1996 and for the six months ended June 30, 1996 and 1997, respectively. On a pro forma basis, earnings were insufficient to cover combined fixed charges and preferred stock dividends by approximately $42.4 million and $19.9 million for the year ended December 31, 1996, and the six months ended June 30, 1997, respectively. Pro forma data for the year ended December 31, 1996 and the six months ended June 30, 1997 give effect to the Transactions, other than the DTS Acquisition and the New England Cable Sale, as if such events had occurred in the beginning of such periods.

                                 USE OF PROCEEDS

         The Exchange Offer is intended to satisfy certain of Pegasus' obligations under the Purchase Agreement and the Registration Rights Agreement. Pegasus will not receive any cash proceeds from the issuance of the New Notes offered hereby. In consideration for issuing the New Notes as contemplated in this Prospectus, Pegasus will receive in exchange an equal aggregate principal amount of Old Notes, the form and terms of which are the same as the form and terms of the New Notes, except as otherwise described herein under "The Exchange Offer."

         The Old Notes surrendered in exchange for the New Notes will be retired and cancelled and cannot be reissued. Proceeds from the sale of the Old Notes in the Notes Offering amounted to approximately $110.8 million, after deducting the Initial Purchaser's discount and estimated fees and expenses. The Company used or intends to use (i) approximately $94.4 million of the net proceeds of the Notes Offering to repay indebtedness under the PSH Credit Facility, and (ii) approximately $16.4 million for the cash portion of certain of the Pending DBS Acquisitions. The remaining net proceeds, if any, together with cash on hand will be used for the payment of interest on the Notes and the remaining cash portion of the Pending DBS Acquisitions. Cash on hand and available borrowings under the New Credit Facility will be used for working capital, general corporate purposes and pending and future acquisitions.

                               THE EXCHANGE OFFER

Purpose of the Exchange Offer

         The Old Notes were sold by Pegasus on October 21, 1997 (the "Closing Date") to the Initial Purchaser pursuant to the Purchase Agreement. The Initial Purchaser subsequently resold the Old Notes (i) to "qualified institutional buyers" as defined in Rule 144A under the Securities Act and (ii) outside the U.S. in compliance with Regulation S under the Securities Act. As a condition to the sale of the Old Notes, Pegasus and the Initial Purchaser entered into the Registration Rights Agreement on October 21, 1997. Pursuant to the Registration Rights Agreement, the Company agreed that, unless the Exchange Offer is not permitted by applicable law or Commission policy, it would (i) file with the Commission a Registration Statement under the Securities Act with respect to the New Notes within 30 days after the Closing Date, (ii) use its best efforts to cause such Registration Statement to become effective under the Securities Act within 90 days after the Closing Date and (iii) upon effectiveness of the Registration Statement, to commence the Exchange Offer, maintain the effectiveness of the Registration Statement for at least 20 business days (or a longer period if required by law) and deliver to the Exchange Agent New Notes in the same aggregate principal amount as the Old Notes that were tendered by holders thereof pursuant to the Exchange Offer. The Registration Statement of which this Prospectus is a part is intended to satisfy certain of Pegasus' obligations under the Registration Rights Agreement and the Purchase Agreement.

Resale of the New Notes

         With respect to the New Notes, based upon an interpretation by the staff of the Commission set forth in certain no-action letters issued to third parties, Pegasus believes that a holder (other than (i) a broker-dealer who purchases such New Notes directly from Pegasus to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) any such holder which is an "affiliate" of Pegasus within the meaning of Rule 405 under the Securities Act) who exchanges the Old Notes for the New Notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement with any person to participate, in the distribution of the New Notes, will be allowed to resell the New Notes to the public without further registration under the Securities Act and without delivering to the purchasers of the New Notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires the New Notes in the Exchange Offer for the purpose of distributing or participating in the distribution of the New Notes or is a broker-dealer, such holder cannot rely on the position of the staff of the Commission enumerated in certain no-action letters issued to third parties and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making or other trading activities. Pursuant to the Registration Rights Agreement, Pegasus has agreed to make this Prospectus, as it may be amended or supplemented from time to time, available to broker-dealers for use in connection with any resale for a period of one year, subject to certain exceptions, from the date that the Registration Statement to which this Prospectus relates becomes effective. See "Plan of Distribution."

Terms of the Exchange Offer

         Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, Pegasus will accept any and all Old Notes validly tendered and not withdrawn prior to the Expiration Date. The Company will issue $1,000 principal amount of New Notes in exchange for each $1,000 principal amount of outstanding Old Notes surrendered pursuant to the Exchange Offer. Old Notes may be tendered only in integral multiples of $1,000.

         The form and terms of the New Notes are the same as the form and terms of the Old Notes except that (i) the New Notes will be registered under the Securities Act and hence the New Notes will not bear legends restricting their transfer and (ii) holders of the New Notes will not be entitled to the certain rights of holders of Old Notes under the Registration Rights Agreement, which rights will terminate upon the consummation of the Exchange Offer. The New Notes will evidence the same debt as the Old Notes (which they replace) and will be issued under, and be entitled to the benefits of, the Indenture, which also authorized the issuance of the Old Notes, such that both series will be treated as a single class of debt securities under the Indenture.

         As of ________, 1997, all $115.0 million aggregate principal amount of the Old Notes were outstanding and registered in the name of Cede & Co., as nominee for the Depository Trust Company (the "Depositary" or "DTC"). Only a registered holder of the Old Notes (or such holder's legal representative or attorney-in-fact) as reflected on the records of the Trustee under the Indenture may participate in the Exchange Offer. There will be no fixed record date for determining registered holders of the Old Notes entitled to participate in the Exchange Offer.

         Holders of the Old Notes do not have any appraisal or dissenters' rights under the Indenture in connection with the Exchange Offer. Pegasus intends to conduct the Exchange Offer in accordance with the provisions of the Registration Rights Agreement and the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder.

         Pegasus shall be deemed to have accepted validly tendered Old Notes when, as and if Pegasus has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders of Old Notes for the purposes of receiving the New Notes from Pegasus.

         Holders who tender Old Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. Pegasus will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "The Exchange Offer -- Fees and Expenses."

Expiration Date; Extensions; Amendments

         The term "Expiration Date" shall mean 5:00 p.m., New York City time on ___________, 199__ unless Pegasus, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.

         In order to extend the Exchange Offer, Pegasus will notify the Exchange Agent of any extension by oral or written notice and mail to the registered holders of the Old Notes an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

         Pegasus reserves the right, in its sole discretion, (i) to delay accepting any Old Notes, (ii) to extend the Exchange Offer or (iii) if any conditions set forth below under "The Exchange Offer -- Conditions" shall not have been satisfied, to terminate the Exchange Offer by giving oral or written notice of such delay, extension or termination to the Exchange Agent. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders. If the Exchange Offer is amended in a manner determined by Pegasus to constitute a material change, Pegasus will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders, and Pegasus will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the registered holders, if the Exchange Offer would otherwise expire during such five to ten business day period.

         Without limiting the manner in which Pegasus may choose to make a public announcement of any delay, extension, amendment or termination of the Exchange Offer, Pegasus shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

Interest on the New Notes

         The New Notes bear interest at a rate equal to 95/8% per annum. Interest on the New Notes is payable semi-annually on each April 15 and October 15, commencing on the first such date following their date of issuance. Holders of New Notes will receive interest on April 15, 1998, from the date of initial issuance of the New Notes, plus an amount equal to the accrued interest on the Old Notes from the date of initial delivery to the date of exchange thereof for New Notes. Holders of Old Notes that are accepted for exchange will be deemed to have waived the right to receive any interest accrued on the Old Notes.


Procedures for Tendering

         Only a registered holder of Old Notes may tender such Old Notes in the Exchange Offer. To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile to the Exchange Agent at the address set forth below under "The Exchange Offer - - Exchange Agent" for receipt prior to the Expiration Date. In addition, either (i) certificates for such Old Notes must be received by the Exchange Agent along with the Letter of Transmittal, or (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Old Notes, if such procedure is available, into the Exchange Agent's account at the Depositary pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date or (iii) the holder must comply with the guaranteed delivery procedures described below.

         The tender by a holder which is not withdrawn prior to the Expiration Date will constitute an agreement between such holder and Pegasus in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

         THE METHOD OF DELIVERY OF OLD NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE, PROPERLY INSURED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO PEGASUS. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

         Any beneficial owner(s) of the Old Notes whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering such owner's Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

         Signatures on a Letter of Transmittal or a notice of withdrawal described below (see "The Exchange Offer -- Withdrawal of Tenders"), as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the Old Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be made by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act which is a member of one of the recognized signature guarantee programs identified in the Letter of Transmittal (an "Eligible Institution").

         If the Letter of Transmittal is signed by a person other than the registered holder of any Old Notes listed therein, such Old Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered holder as such registered holder's name appears on such Old Notes.

         If the Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by Pegasus, evidence satisfactory to Pegasus of their authority to so act must be submitted with the Letter of Transmittal.

         The Exchange Agent and the Depositary have confirmed that any financial institution that is a participant in the Depositary's system may utilize the Depositary's Automated Tender Offer Program to tender Old Notes.

         All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Old Notes will be determined by Pegasus in its sole discretion, which determination will be final and binding. Pegasus reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Notes Pegasus' acceptance of which would, in the opinion of counsel for Pegasus, be unlawful. Pegasus also reserves the right to waive any defects, irregularities or conditions of tender as to particular Old Notes. Pegasus' interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as Pegasus shall determine. Although Pegasus intends to notify holders of defects or irregularities with respect to tenders of Old Notes, neither Pegasus, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived.

         While Pegasus has no present plan to acquire any Old Notes which are not tendered in the Exchange Offer or to file a registration statement to permit resales of any Old Notes which are not tendered pursuant to the Exchange Offer, Pegasus reserves the right in its sole discretion to purchase or make offers for any Old Notes that remain outstanding subsequent to the Expiration Date or, as set forth below under "--Conditions," to terminate the Exchange Offer and, to the extent permitted by applicable law, purchase Old Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

         By tendering, each holder will represent to the Company that, among other things, (i) the New Notes to be acquired by the holder of the Old Notes in connection with the Exchange Offer are being acquired by the holder in the ordinary course of business of the holder, (ii) the holder has no arrangement or understanding with any person to participate in the distribution of New Notes,
(iii) the holder acknowledges and agrees that any person who is a broker-dealer registered under the Exchange Act or is participating in the Exchange Offer for the purposes of distributing the New Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the New Notes acquired by such person and cannot rely on the position of the staff of the Commission set forth in certain no-action letters, (iv) the holder understands that a secondary resale transaction described in clause (iii) above and any resales of New Notes obtained by such holder in exchange for Old Notes acquired by such holder directly from Pegasus should be covered by an effective registration statement containing the selling securityholder information required by Item 507 or Item 508, as applicable, of Regulation S-K of the Commission and (v) the holder is not an "affiliate," as defined in Rule 405 of the Securities Act, of Pegasus. If the holder is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, the holder is required to acknowledge in the Letter of Transmittal that it will deliver a prospectus in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus, the holder will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

Return of Old Notes

         If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Notes are withdrawn or are submitted for a greater principal amount than the holders desire to exchange, such unaccepted, withdrawn or non-exchanged Old Notes will be returned without expense to the tendering holder thereof (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Depositary pursuant to the book-entry transfer procedures described below, such Old Notes will be credited to an account maintained with the Depositary) as promptly as practicable.

Book-Entry Transfer

         The Exchange Agent will make a request to establish an account with respect to the Old Notes at the Depositary for purposes of the Exchange Offer within two business days after the date of this Prospectus, and any financial institution that is a participant in the Depositary's systems may make book-entry delivery of Old Notes by causing the Depositary to transfer such Old Notes into the Exchange Agent's account at the Depositary in accordance with the Depositary's procedures for transfer. However, although delivery of Old Notes may be effected through book-entry transfer at the Depositary, the Letter of Transmittal or facsimile thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at the address set forth below under "The Exchange Offer -- Exchange Agent" on or prior to the Expiration Date or pursuant to the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

         Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available or (ii) who cannot deliver their Old Notes, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date, may effect a tender if:

                  (a)  The tender is made through an Eligible Institution;

                  (b) Prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form provided by Pegasus (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the certificate number(s) of such Old Notes and the principal amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that, within five business days after the Expiration Date, the Letter of Transmittal (or a facsimile thereof) together with the certificate(s) representing the Old Notes in proper form for transfer or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

                  (c) Such properly executed Letter of Transmittal (or facsimile thereof), as well as the certificate(s) representing all tendered Old Notes in proper form for transfer and all other documents required by the Letter of Transmittal are received by the Exchange Agent within five business days after the Expiration Date.

         Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Old Notes according to the guaranteed delivery procedures set forth above.

Withdrawal of Tenders

         Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time prior to the Expiration Date.

         To withdraw a tender of Old Notes in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including the certificate number or numbers and principal amount of such Old Notes) and (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees). All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by Pegasus in its sole discretion, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no New Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly retendered. Properly withdrawn Old Notes may be retendered by following one of the procedures described above under "The Exchange Offer -- Procedures for Tendering" at any time prior to the Expiration Date.

Conditions

         Notwithstanding any other term of the Exchange Offer, Pegasus shall not be required to accept for exchange, or exchange the New Notes for, any Old Notes, and may terminate the Exchange Offer as provided herein before the acceptance of such Old Notes, if the Exchange Offer violates applicable law, rule or regulation or an applicable interpretation of the staff of the Commission.

         If Pegasus determines in its sole discretion that any of these conditions are not satisfied, Pegasus may (i) refuse to accept any Old Notes and return all tendered Old Notes to the tendering holders, (ii) extend the Exchange Offer and retain all Old Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of holders to withdraw such Old Notes (see "The Exchange Offer -- Withdrawal of Tenders") or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Old Notes which have not been withdrawn. If such waiver constitutes a material change to the Exchange Offer, Pegasus will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered holders of the Old Notes, and Pegasus will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the Exchange Offer would otherwise expire during such five to ten business day period.

         If (i) Pegasus is not permitted to consummate this Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy or (ii) any Holder of Transfer Restricted Securities notifies Pegasus within the specified time period that (A) it is prohibited by law or Commission policy from participating in the Exchange Offer or (B) that it may not resell the New Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and this Prospectus is not legally available for such resales or (C) that it is a broker- dealer and owns Notes acquired directly from Pegasus or an affiliate of Pegasus, Pegasus is obligated to file with the Commission a Shelf Registration Statement to cover resales of the Notes by the Holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. Pegasus is also obligated to use its best efforts to cause the Shelf Registration Statement to be declared effective as promptly as possible by the Commission. For purposes of the foregoing, "Transfer Restricted Securities" means each Note until the earliest to occur of (i) the date on which such Note has been exchanged by a person other than a broker-dealer for a New Note in the Exchange Offer, (ii) following the exchange by a broker-dealer in the Exchange Offer of an Old Note for a New Note, the date on which such New Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of this Prospectus, as it may be amended or supplemented, (iii) the date on which such Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such Note is distributed to the public pursuant to Rule 144 under the Act.

         The Registration Rights Agreement provides that (i) Pegasus will use its best efforts to have the Registration Statement declared effective by the Commission on or prior to 90 days after the Closing Date, (ii) unless the Exchange Offer would not be permitted by applicable law or Commission policy, Pegasus will commence the Exchange Offer and use its reasonable best efforts to issue on or prior to 30 business days after the date on which the Registration Statement was declared effective by the Commission, New Notes in exchange for all Old Notes tendered prior thereto in the Exchange Offer and (iii) if obligated to file the Shelf Registration Statement, Pegasus will use its best efforts to file the Shelf Registration Statement with the Commission on or prior to 60 days after such filing obligation arises (and in any event within 120 days of the Closing Date) and to cause the Shelf Registration to be declared effective by the Commission on or prior to 90 days after such obligation arises. If (a) Pegasus fails to file any of the Registration Statements required by the Registration Rights Agreement on or before the date specified for such filing,
(b) any of such Registration Statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"), (c) Pegasus fails to consummate the Exchange Offer within 30 business days of the Effectiveness Target Date with respect to this Registration Statement or (d) the Shelf Registration Statement or the Registration Statement of which this Prospectus is a part is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (d) above a "Registration Default"), then Pegasus will pay Liquidated Damages to each Holder of Notes which constitute Transfer Restricted Securities, with respect to the first 90-day period immediately following the occurrence of such Registration Default in an amount equal to $.05 per week per $1,000 aggregate principal amount of Notes held by such Holder. The amount of the Liquidated Damages will increased by an additional $.05 per week per $1,000 aggregate principal amount of Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of $.30 per week per $1,000 aggregate principal amount of Notes. All accrued Liquidated Damages will be paid by Pegasus on each Damages Payment Date to the Global Note Holder by wire transfer to the amounts specified. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

         Holders of Notes will be required to make certain representations to Pegasus (as described in the Registration Rights Agreement) in order to participate in the Exchange Offer and will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Old Notes included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages set forth above.

Termination of Certain Rights

         All rights under the Registration Rights Agreement (including registration rights) of holders of the Old Notes eligible to participate in the Exchange Offer will terminate upon consummation of the Exchange Offer except with respect to Pegasus' continuing obligations (i) to indemnify the holders (including any broker-dealers) and certain parties related to the holders against certain liabilities (including liabilities under the Securities Act),
(ii) to
provide, upon the request of any holder of a transfer-restricted Old Note, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Old Notes pursuant to Rule 144A, (iii) to use its best efforts to keep this Registration Statement effective to the extent necessary to ensure that it is available for resales of transfer-restricted Old Notes by broker-dealers for a period of one year from the date on which this Registration Statement is declared effective and (iv) to provide copies of the latest version of the Prospectus to broker-dealers upon their request for a period of one year from the date on which this Registration Statement is declared effective.

Exchange Agent

         First Union National Bank has been appointed as Exchange Agent of the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notice of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:
                                    By Mail:

                            First Union National Bank
                        1525 West W.T. Harris Blvd., 3C3
                               Charlotte, NC 28288
                            Attention: Michael Klotz

                           By Hand/Overnight Express:

                            First Union National Bank
                        1525 West W.T. Harris Blvd., 3C3
                               Charlotte, NC 28288
                            Attention: Michael Klotz

                                  By Facsimile:

                                 (704) 590-7628
                               To confirm receipt:
                                 (704) 590-7408
Fees and Expenses

         The expenses of soliciting tenders will be borne by Pegasus. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telephone or in person by officers and regular employees of Pegasus and its affiliates.

         Pegasus has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. Pegasus, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

         The cash expenses to be incurred in connection with the Exchange Offer will be paid by Pegasus and are estimated in the aggregate to be approximately $100,000. Such expenses include registration fees, fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, among others.

         Pegasus will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, a transfer tax is imposed for any reason other than the exchange of the Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

Consequence of Failures to Exchange

         Participation in the Exchange Offer is voluntary. Holders of the Old Notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.

         The Old Notes which are not exchanged for the New Notes pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Old Notes may be resold only (i) to a person whom the seller reasonably believes is a qualified institutional buyer (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, (ii) in a transaction meeting the requirements of Rule 144 under the Securities Act,
(iii) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act, (iv) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company so requests), (v) to the Company, (vi) to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) or (vii) pursuant to an effective registration statement and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction.

Accounting Treatment

         For accounting purposes, the Company will recognize no gain or loss as a result of the Exchange Offer. The expenses of the Exchange Offer will be amortized over the term of the New Notes.

                    CERTAIN UNITED STATES FEDERAL INCOME TAX
                       CONSEQUENCES OF THE EXCHANGE OFFER

         It is the opinion of Drinker Biddle & Reath LLP, counsel to the Company, that the material federal income tax consequences to holders whose Old Notes are exchanged for New Notes in the Exchange Offer are as described herein, subject to the limitations and qualifications set forth below. Because the New Notes should not be considered to differ materially either in kind or in extent from the Old Notes, the exchange of the New Notes for the Old Notes pursuant to the Exchange Offer should not be treated as an "exchange" for federal income tax purposes pursuant to Section 1001 of the Internal Revenue Code of 1986, as amended (the "Code") and Treasury Regulation Section 1.1001-3. As a result, no material federal income tax consequences should result to holders exchanging Old Notes for New Notes. If, however, the exchange of Old Notes for New Notes were treated as a taxable event, such transaction should constitute a recapitalization for federal income tax purposes and holders would not recognize any gain or loss upon such exchange.

         The foregoing opinion is based upon the current provisions of the Code, applicable existing and proposed Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practice. There can be no assurance that the final Treasury Regulations will not differ materially from those which are presently proposed nor that the Internal Revenue Service (the "IRS") will not take a contrary view. No ruling from the IRS has been or will be sought. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements or conclusions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to holders. Certain holders (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and individuals who are not citizens or residents of the United States) may be subject to special rules not discussed herein. AS A RESULT, EACH HOLDER OF OLD NOTES SHOULD CONSULT HIS OR HER OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF EXCHANGING HIS OR HER OLD NOTES FOR NEW NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS.

                              DESCRIPTION OF NOTES

General

         The Old Notes were issued and the New Notes will be issued pursuant to an Indenture dated October 21, 1997 (the "Indenture"), between the Company and First Union National Bank, as trustee (the "Trustee"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of the material provisions of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, including the definitions therein of certain terms used below. A copy of each of the Indenture and the Registration Rights Agreement have been filed with the Commission. The definitions of certain terms used in the following summary are set forth below under "--Certain Definitions." For purposes of this "Description of Notes," the term "Company" refers only to Pegasus Communications Corporation and not to any of its Subsidiaries.

         The Indenture authorizes a maximum principal amount of $115,000,000 of the Old Notes and $115,000,000 of the New Notes. The New Notes will be issued solely in exchange for an equal principal amount of outstanding Old Notes pursuant to the Exchange Offer. The terms of the New Notes will be substantially identical to the Old Notes, except for the unrestricted tradeability of the New Notes (provided that the holder is not an affiliate of the Company). All references in this section to the Notes shall be deemed to be references to the Old Notes and/or the New Notes, whichever are outstanding.

         The Notes will rank senior in right of payment to all existing and future subordinated Indebtedness of the Company and will rank pari passu in right of payment with all existing and future senior Indebtedness of the Company.

         Substantially all operations of the Company are conducted through its Subsidiaries and, therefore, the Company is dependent upon the cash flow of its Subsidiaries to meet its obligations, including its obligations under the Notes. On the date of issuance of the New Notes, none of the Company's Subsidiaries will guarantee the Notes. However, the Company's obligations under the Notes may be unconditionally guaranteed on a senior, unsecured basis, jointly and severally, by each Subsidiary of the Company that executes and delivers a supplemental indenture to the Indenture pursuant to the terms of the covenant described under the caption entitled "--Certain Covenants--Subsidiary Guarantees." Any right of the Company to receive assets of any of its Subsidiaries that do not guarantee the Notes will be effectively subordinated to the claims of that Subsidiary's creditors. On a pro forma basis, as of June 30, 1997, after giving effect to the Transactions, the aggregate amount of Indebtedness and other obligations of the Company's Subsidiaries (including Capital Lease Obligations and the PM&C Notes), that would effectively rank senior in right of payment to the obligations of the Company under the Notes would have been approximately $90.1 million. See "Risk Factors--Substantial Indebtedness and High Degree of Leverage" and "Risk Factors--Holding Company Structure; Dependence Upon Operations of Subsidiaries."

         All of the Company's Subsidiaries will be Restricted Subsidiaries. However, under certain circumstances, the Company will be able to designate current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to many of the restrictive covenants set forth in the Indenture.

Principal, Maturity and Interest

         The Notes will be limited in aggregate principal amount to $115.0 million and will mature on October 15, 2005. Interest on the Notes will accrue at the rate of 9 5/8% per annum and will be payable semi-annually in arrears on April 15 and October 15, commencing on April 15, 1998, to Holders of record on the immediately preceding April 1 and October 1. Interest on the Notes will accrue from the most recent date to which interest has been paid, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Principal of and interest and premium and Liquidated Damages, if any, on the Notes will be payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes; provided that all payments of principal, premium, interest and Liquidated Damages, if any, with respect to Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Company, the Company's office or agency in New York will be the office of the Trustee maintained for such purpose. The Notes will be issued in denominations of $1,000 and integral multiples thereof.

Optional Redemption

         The Notes will not be redeemable at the Company's option prior to October 15, 2001. The Notes may be redeemed, in whole or in part, at the option of the Company on or after October 15, 2001, at the redemption prices specified below (expressed as percentages of the principal amount thereof), in each case, together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of redemption, upon not less than 30 nor more than 60 days' notice, if redeemed during the twelve-month period beginning on October 15 of the years indicated below:

                                                                   Redemption
                  Year                                               Price
                  ----                                              ----------
                  2001..............................................104.813%
                  2002..............................................102.407%
                  2003 and thereafter...............................100.000%

         Notwithstanding the foregoing, on or prior to October 15, 2000, the Company may, on any one or more occasions, use the net proceeds of one or more offerings of its Capital Stock to redeem up to 35% of the aggregate principal amount of the Notes at a redemption price of 109.625% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption; provided that, after any such redemption, the aggregate principal amount of the Notes outstanding (excluding Notes held by the Company and its Subsidiaries) must equal at least $75.0 million; and provided further, that any such redemption shall occur within 90 days of the date of closing of such offering of Capital Stock of the Company.

Selection and Notice

         If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Mandatory Redemption

         The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Repurchase at the Option of Holders

         Change of Control

         Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part (but not, in the case of any Holder requiring the Company to purchase less than all of the Notes held by such Holder, any Note in principal amount less than $1,000) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase (the "Change of Control Payment"). Within ten days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes pursuant to the procedures required by the Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

         On the Change of Control Payment Date, the Company will, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

         The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

         The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of the Company and its Restricted Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require the Company to repurchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Restricted Subsidiaries taken as a whole to another Person or group may be uncertain.

         The PM&C Notes restrict and the New Credit Facility will restrict PM&C and its Subsidiaries from paying dividends or making other distributions to the Company. Thus, in the event a Change of Control occurs, the Company could seek the consent of its Subsidiaries' lenders to provide funds to the Company for the purchase of the Notes or could attempt to refinance the borrowings that contain such restrictions. If the Company does not obtain such a consent or repay such borrowings, the Company will likely not have the financial resources to purchase the Notes and such Subsidiaries will be restricted in paying dividends to the Company for the purpose of such purchase. In any event, there can be no assurance that the Company's

Subsidiaries will have the resources available to make any such dividend or distribution. In addition, any future credit agreements or other agreements relating to Indebtedness to which the Company becomes a party may prohibit the Company from purchasing any Notes prior to their maturity, and may also provide that certain change of control events with respect to the Company would constitute a default thereunder. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing Notes, the Company could seek the consent of its lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing Notes. In such case, the Company's failure to purchase tendered Notes would constitute an Event of Default under the Indenture. See "Risk Factors--Change of Control."

         The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

         Asset Sales

         The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 85% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash; provided that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto), of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets and (y) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision. Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may engage in Asset Swaps (which shall not be deemed to be Asset Sales for purposes of this covenant); provided that, immediately after giving effect to such Asset Swap, the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Indebtedness to Adjusted Operating Cash Flow Ratio set forth in the first paragraph of the covenant described under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock."

         Within 180 days after the receipt of any Net Proceeds from an Asset Sale, the Company or the applicable Restricted Subsidiary may, at its option, apply such Net Proceeds (a) to permanently reduce Indebtedness outstanding pursuant to any Bank Facility (and to permanently reduce the commitments thereunder by a corresponding amount), (b) to permanently reduce Indebtedness of any of the Company's Restricted Subsidiaries or (c) to the acquisition by the Company or any of its Restricted Subsidiaries of another business, the making of a capital expenditure or the acquisition of other long-term assets, in each case, in a Permitted Business; provided, however, that if the Company or any Restricted Subsidiary enters into a legally binding agreement with an entity that is not an Affiliate of the Company to reinvest such Net Proceeds in accordance with this clause (c) within 180 days after the receipt thereof, the provisions of this covenant will be satisfied so long as such binding agreement is consummated within one year after the receipt of such Net Proceeds. If any such legally binding agreement to reinvest such Net Proceeds is terminated, then the Company may, within 360 days of such Asset Sale, apply such Net Proceeds as provided in clauses (a), (b) or (c) above (without regard to the proviso contained in clause (c) above). Pending the final application of any such Net Proceeds, the Company or the applicable Restricted Subsidiary may temporarily reduce Indebtedness pursuant to any Bank Facility or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. A reduction of Indebtedness pursuant to any Bank Facility is not "permanent" for purposes of clause (a) of this paragraph if an amount equal to the amount of such reduction is reborrowed and used to make an acquisition described in clause

(c) of this paragraph within the time period specified in this covenant. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." Within five days of each date on which the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will be required to make an offer to all Holders of Notes and the holders of Pari Passu Debt, to the extent required by the terms thereof (an "Asset Sale Offer") to purchase the maximum principal amount of Notes and Pari Passu Debt that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus, in each case, accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture or the agreements governing Pari Passu Debt, as applicable; provided, however, that the Company may only purchase Pari Passu Debt in an Asset Sale Offer that was issued pursuant to an indenture having a provision substantially similar to the Asset Sale Offer provision contained in the Indenture. To the extent that the aggregate amount of Notes and Pari Passu Debt tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes and Pari Passu Debt surrendered exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and Pari Passu Debt to be purchased on a pro rata basis, based upon the principal amount thereof surrendered in such Asset Sale Offer. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

Certain Covenants

         Restricted Payments

         The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, (i) declare or pay any dividend or make any other payment or distribution on account of the Company's Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or on account of any Qualified Subsidiary Stock or make any payment or distribution (other than compensation paid to, or reimbursement of expenses of, employees in the ordinary course of business) to or for the benefit of the direct or indirect holders of the Company's Equity Interests or the direct or indirect holders of any Qualified Subsidiary Stock in their capacities as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or additional shares of such Qualified Subsidiary Stock); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent of the Company (other than any such Equity Interests owned by the Company or any of its Restricted Subsidiaries); (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes, except a payment of interest or principal at Stated Maturity; (iv) forgive any loan or advance to or other obligation of any Affiliate of the Company (other than a loan or advance to or other obligations of a Wholly Owned Restricted Subsidiary of the Company) which at the time it was made was not a Restricted Payment; or (v) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (v) above being collectively referred to as "Restricted Payments"), unless, at the time of and immediately after giving effect to such Restricted Payment:

         (A) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

         (B) the Company would be permitted to incur $1.00 of additional Indebtedness pursuant to the Indebtedness to Adjusted Operating Cash Flow Ratio described in the first paragraph of the covenant described under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock;" and

         (C) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Closing Date (excluding Restricted Payments permitted by clauses (2) and (3) (of the next succeeding paragraph), is less than the sum of, without duplication, (i) an amount equal to the Cumulative Operating Cash Flow for the period (taken as one accounting period) from the beginning of the first full month commencing after the Closing Date to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (the "Basket Period") less 1.4 times the Company's Cumulative Total Interest Expense for the Basket Period, plus (ii) 100% of the aggregate net cash proceeds and, in the case of proceeds consisting of assets constituting or used in a Permitted Business, plus (iii) 100% of the fair market value of the aggregate net proceeds other than cash received since the Closing Date (1) by the Company as capital contributions to the Company (other than from a Subsidiary) or (2) from the sale by the Company (other than to a Subsidiary) of its Equity Interests (other than Disqualified Stock), plus (iv) to the extent that any Restricted Investment that was made after the Closing Date is sold for cash or otherwise liquidated or repaid for cash, the Net Proceeds received by the Company or a Wholly Owned Restricted Subsidiary of the Company upon the sale, liquidation or repayment of such Restricted Investment, plus (v) to the extent that any Unrestricted Subsidiary is designated by the Company as a Restricted Subsidiary, an amount equal to the fair market value of such Investment at the time of such designation, plus (vi) 100% of any cash dividends and other cash distributions received by the Company from an Unrestricted Subsidiary, plus (vii) $2.5 million.

         The foregoing provisions shall not prohibit (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture; (2) the redemption, repurchase, retirement or other acquisition of any Equity Interests or subordinated Indebtedness of the Company in exchange for, or out of the net proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (C)(ii) of the preceding paragraph; (3) the defeasance, redemption or repurchase of Indebtedness with the proceeds of a substantially concurrent issuance of Permitted Refinancing Debt in accordance with the provisions of the covenant described under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock;" (4) the payment by the Company of advances under the Split Dollar Agreement in an amount not to exceed $250,000 in any four-quarter period; (5) the repurchase or redemption from employees of the Company and its Subsidiaries (other than the Principal) of Capital Stock of the Company in an amount not to exceed an aggregate of $5.0 million since the date of the Indenture; (6) the payment of dividends on the Series A Preferred Stock in accordance with the terms thereof as in effect on the Closing Date; provided, however, that cash dividends may not be paid on the Series A Preferred Stock pursuant to this clause (6) prior to July 1, 2002; (7) the issuance of Subordinated Exchange Notes in exchange for shares of the Series A Preferred Stock; provided that such issuance is permitted by the covenant described below under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock;" (8) in the event that the Company elects to issue Subordinated Exchange Notes in exchange for Series A Preferred Stock, cash payments made in lieu of the issuance of Subordinated Exchange Notes having a face amount less than $1,000 and any cash payments representing accrued and unpaid dividends in respect thereof, not to exceed $100,000 in the aggregate in any fiscal year; and
(9) cash payments made in lieu of the issuance of additional Subordinated Exchange Notes having a face amount less than $1,000 and any cash payments representing accrued and unpaid interest in respect thereof, not to exceed $100,000 in the aggregate in any fiscal year.

         The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or the applicable Restricted Subsidiary, as the case may be, net of any liabilities proposed to be assumed by the transferee and novated pursuant to a written agreement releasing the Company and its Subsidiaries. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this covenant were computed, which calculations may be based upon the Company's latest available financial statements.

         The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default or an Event of Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries in the Subsidiary so designated shall be deemed to be Restricted Payments at the time of such designation (valued as set forth below) and shall reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments shall be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation. Such designation shall only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary would otherwise meet the definition of an Unrestricted Subsidiary.

         Incurrence of Indebtedness and Issuance of Preferred Stock

         The Indenture provides that the Company may not, and may not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and shall not, and shall not permit any Subsidiary Guarantor to, issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries that are not Subsidiary Guarantors to issue any shares of preferred stock (other than Qualified Subsidiary Stock); provided, however, that the Company or any Restricted Subsidiary may incur Indebtedness (including Acquired
Debt) or issue shares of preferred stock (including Disqualified Stock) if, in each case, (a) the Company's Indebtedness to Adjusted Operating Cash Flow Ratio as of the date on which such Indebtedness is incurred or such preferred stock or Disqualified Stock is issued would have been 7.0 to 1 or less, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or preferred stock had been issued, as the case may be, as of the date of such calculation and (b) no Default or Event of Default would occur as a consequence thereof.

         The Indenture also provides that the Company will not, and will not permit any Subsidiary Guarantor to, incur any Indebtedness that is contractually subordinated to any other Indebtedness of the Company or of such Subsidiary Guarantor, as the case may be, unless such Indebtedness is also contractually subordinated to the Notes or the Subsidiary Guarantee of such Subsidiary Guarantor, as the case may be, on substantially identical terms; provided, however, that no Indebtedness shall be deemed to be contractually subordinated to any other Indebtedness solely by virtue of being unsecured.

         The foregoing provisions shall not apply to (collectively, "Permitted Debt"):

                  (i) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt or the issuance by such Unrestricted Subsidiaries of preferred stock; provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary or any such preferred stock becomes preferred stock (other than Qualified Subsidiary Stock) of a Restricted Subsidiary, as the case may be, such event shall be deemed to constitute an incurrence of Indebtedness by, or an issuance of preferred stock (other than Qualified Subsidiary Stock) of, as the case may be, a Restricted Subsidiary of the Company;

                  (ii) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness pursuant to one or more Bank Facilities if the aggregate principal amount at any time outstanding incurred pursuant to this clause (ii) does not exceed $50.0 million;

                  (iii) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

                  (iv) the incurrence by the Company of Indebtedness under the Subordinated Exchange Notes to pay interest on outstanding Subordinated Exchange Notes;

                  (v) Indebtedness under the Notes and the Subsidiary
         Guarantees;

                  (vi) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Wholly Owned Restricted Subsidiaries; provided, however, that (1) if the Company or a Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes or the Subsidiary Guarantee of such Subsidiary Guarantor, as the case may be, and (2)(A) any subsequent issuance or transfer of Equity Interests that result in any such Indebtedness being held by a Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company and (B) any sale or other transfer of such Indebtedness to a Person that is not either the Company or a Wholly Owned Restricted Subsidiary of the Company shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be;

                  (vii) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount not to exceed $7.5 million at any time outstanding, including all Permitted Refinancing Debt incurred pursuant to clause
         (viii) below to refund, replace or refinance any Indebtedness incurred pursuant to this clause (vii);

                  (viii) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Debt in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred;

                  (ix) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness (in addition to Indebtedness permitted by any other clause of this paragraph) in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Debt incurred pursuant to clause (viii) above to refund, replace or refinance any Indebtedness incurred pursuant to this clause (ix), not to exceed $7.5 million; and

                  (x) the guarantee by the Company or any Restricted Subsidiary of the Company of Indebtedness of the Company or a Subsidiary of the Company that was permitted to be incurred by another provision of this covenant. For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (x) above or is permitted to be incurred pursuant to the first paragraph of this covenant and also meets the criteria of one or more of the categories of Permitted Debt described in clauses (i) through
         (x) above, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant and may from time to time reclassify such item of Indebtedness in any manner in which such item could be incurred at the time of such reclassification. For purposes of this paragraph, "Indebtedness" includes Disqualified Stock and preferred stock of Subsidiaries. Accrual of interest and the accretion of accreted value will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

         Limitation of Certain Subsidiary Indebtedness and Preferred Stock

         The Indenture provides that, notwithstanding any other provision of the Indenture to the contrary, the Company will not permit any of its Restricted Subsidiaries to incur any Indebtedness (other than Eligible Indebtedness) or to issue any Disqualified Stock; provided that any Restricted Subsidiary that is a Subsidiary Guarantor may incur Indebtedness (whether or not such Indebtedness is Eligible Indebtedness) or issue

Disqualified Stock if such incurrence or issuance is permitted under the covenant described above under the caption "-Incurrence of Indebtedness and Issuance of Preferred Stock," provided further that, notwithstanding the immediately preceding proviso, in no event shall the Company permit any of its Restricted Subsidiaries to incur any Indebtedness represented by senior secured bonds or other senior secured securities, unless such Subsidiary is a Subsidiary Guarantor and its Subsidiary Guarantee is secured on an equal and ratable basis with such other senior secured bonds or senior secured securities.

         Liens

         The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom, or assign or convey any right to receive income therefrom, except Permitted Liens.

         Dividend and Other Payment Restrictions Affecting Subsidiaries

         The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) the terms of any Indebtedness permitted by the Indenture to be incurred by any Subsidiary of the Company; provided, that, any such Indebtedness permits the payment of cash dividends to the Company in an amount sufficient to enable the Company to make payments of (A) interest required to be paid in respect of the Notes and (B) after July 1, 2002, dividends required to be paid in respect of the Series A Preferred Stock and interest required to be paid in respect of the Exchange Notes, if issued, in each case, in accordance with the terms thereof (except during the continuance of a default or event of default under such other Indebtedness), (b) Existing Indebtedness as in effect on the Closing Date, (c) the Indenture, the Notes and the Subsidiary Guarantees, (d) applicable law, (e) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired, (f) by reason of customary non-assignment provisions in leases and other contracts entered into in the ordinary course of business and consistent with past practices or (g) any agreement for the sale of any Subsidiary or its assets that restricts distributions by that Subsidiary pending its sale.

         Merger, Consolidation or Sale of Assets

         The Indenture provides that the Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the Obligations of the Company under the Notes, the Indenture and the Registration Rights Agreement pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; (iv) the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Indebtedness to Adjusted Operating Cash Flow Ratio set forth in the first paragraph of the covenant described under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock" and (v) each Subsidiary Guarantor, if any, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Subsidiary Guarantee shall apply to such Person's obligations under the Indenture and the Notes.

         Transactions with Affiliates

         The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Holders (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and a majority of the Independent Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an investment banking firm of national standing; provided that the Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any Affiliate Transaction involving aggregate consideration in excess of $1.0 million at any time that there is not at least one Independent Director on the Company's Board of Directors; and provided further that (w) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary,
(x) transactions between or among the Company and/or its Restricted Subsidiaries, (y) the payment of any dividend on, or the issuance of additional Subordinated Exchange Notes in exchange for, the Series A Preferred Stock, provided that such dividends are paid on a pro rata basis and the additional Subordinated Exchange Notes are issued in accordance with the Certificate of Designation, and (z) transactions permitted by the provisions of the covenant described under the caption "--Certain Covenants--Restricted Payments," in each case, shall not be deemed Affiliate Transactions.

         Limitation on Issuances and Sales of Capital Stock of Wholly Owned Restricted Subsidiaries

         The Indenture provides that the Company (i) will not, and will not permit any Wholly Owned Restricted Subsidiary of the Company to, transfer, convey, sell or otherwise dispose of any Capital Stock of any Wholly Owned Restricted Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company), unless (a) such transfer, conveyance, sale, lease or other disposition is of all the Capital Stock of such Wholly Owned Restricted Subsidiary and (b) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described under the caption "--Repurchase at the Option of Holders--Asset Sales," and (ii) shall not permit any Wholly Owned Restricted Subsidiary of the Company to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Wholly Owned Restricted Subsidiary of the Company.

         Subsidiary Guarantees

         The Indenture provides that the Company will not permit any Restricted Subsidiary to guarantee the payment of any Indebtedness of the Company or any Indebtedness of any Subsidiary Guarantor (in each case, the "Guaranteed Debt;" the Company or the Subsidiary Guarantor that is primarily liable on the Guaranteed Debt being the "Obligor") unless (i) if such Restricted Subsidiary is not a Subsidiary Guarantor, such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture in form and substance reasonably satisfactory to the Trustee providing for a guarantee (a "Subsidiary Guarantee") of payment of the Notes by such Restricted Subsidiary, (ii) if the Guaranteed Debt is by its express terms subordinated in right of payment to the Notes or the Subsidiary Guarantee of such Obligor, any such guarantee of such Subsidiary Guarantor with respect to the Guaranteed Debt shall be subordinated in right of payment to such Subsidiary Guarantor's Subsidiary Guarantee with respect to the Notes substantially to the same extent as the Guaranteed Debt is subordinated to the Notes or the Subsidiary Guarantee of such Obligor, (iii) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee and (iv) such Restricted Subsidiary shall deliver to the Trustee an opinion of counsel to the effect that (A) such Subsidiary Guarantee of the Notes has been duly executed and authorized and (B) such Subsidiary Guarantee of the Notes constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity.

         The Indenture provides that no Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person), another corporation, Person or entity whether or not affiliated with such Subsidiary Guarantor unless (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, the Indenture and the Registration Rights Agreement; (ii) immediately after giving effect to such transaction no Default or Event of Default exists; and (iii) the Company would be permitted to incur $1.00 of additional Indebtedness pursuant to the Indebtedness to Adjusted Operating Cash Flow Ratio described in the first paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock."

         The Indenture provides that in the event of a sale or other disposition of all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Subsidiary Guarantor, then such Subsidiary Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all the capital stock of such Subsidiary Guarantor or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such Subsidiary Guarantor) will be released and relieved of any obligation under its Subsidiary Guarantee; provided that the Net Proceeds of such sale or other "--Repurchase at Option of Holders--Asset Sales."

         Any Subsidiary Guarantor that is designated as an Unrestricted Subsidiary in accordance with the terms of the Indenture will be released and relieved of its obligations under its Subsidiary Guarantee for so long as such Subsidiary is so designated.

         No Amendment to Subordination Provisions

         The Indenture provides that, without the consent of each Holder of Notes outstanding, the Company will not amend, modify or alter the Subordinated Exchange Note Indenture in any way that will (i) increase the rate of or change the time for payment of interest on any Subordinated Exchange Notes, (ii) increase the principal of, advance the final maturity date of or shorten the Weighted Average Life to Maturity of any Subordinated

Exchange Notes, (iii) alter the redemption provisions or the price or terms at which the Company is required to offer to purchase such Subordinated Exchange Notes in a manner that would be adverse to any Holder of Notes or (iv) amend the provisions of Article 10 of the Subordinated Exchange Note Indenture (which relate to subordination).

         Reports

         The Indenture provides that, whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the Commission's rules and regulations. In addition, following consummation of the Exchange Offer, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability within the time periods set forth in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition to the financial information required by the Exchange Act, each such quarterly and annual report shall be required to contain "summarized financial information" (as defined in Rule 1-02(aa)(1) of Regulation S-X under the Exchange Act) showing Adjusted Operating Cash Flow for the Company and its Restricted Subsidiaries, on a consolidated basis, where Adjusted Operating Cash Flow for the Company is calculated in a manner consistent with the manner described under the definition of "Adjusted Operating Cash Flow" contained herein. The summarized financial information required pursuant to the preceding sentence may, at the election of the Company, be included in the footnotes to audited consolidated financial statements or unaudited quarterly financial statements of the Company and shall be as of the same dates and for the same periods as the consolidated financial statements of the Company and its Subsidiaries required pursuant to the Exchange Act. In addition, the Company has agreed that, for so long as any Notes remain outstanding, it will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

         Events of Default and Remedies

         The Indenture provides that each of the following constitutes an Event of Default: (1) default by the Company in the payment of interest and Liquidated Damages, if any, on the Notes when the same becomes due and payable and the Default continues for a period of 30 days; (2) default by the Company in the payment of the principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption or otherwise; (3) failure by the Company or any Subsidiary to comply with the provisions described under the captions "--Repurchase at the Option of Holders--Change of Control," "--Repurchase at the Option of Holders--Asset Sales," "--Certain Covenants--Restricted Payments, "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock" or "--Certain Covenants--Merger, Consolidation or Sale of Assets;" (4) failure by the Company or any Subsidiary for 60 days after notice to comply with any of its other agreements in the Indenture or the Notes; (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or shall be created hereafter, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; (6) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any Restricted Subsidiary that would be a Significant Subsidiary and such judgment or judgments remain unpaid, undischarged or unstayed for a period of 60 days, provided that the aggregate of all such undischarged judgments exceeds $5.0 million; (7) certain events of bankruptcy or insolvency with respect to the Company, any Restricted Subsidiary that would constitute a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary and (8) the termination of any Subsidiary Guarantee for any reason not permitted by the Indenture, or the denial by any Subsidiary Guarantor or any Person acting on behalf of any Subsidiary Guarantor of such Subsidiary Guarantor's obligations under its respective Subsidiary Guarantee.

         If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon such declaration, the principal of, premium, if any, and accrued and unpaid interest and Liquidated Damages, if any, on the Notes shall be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, any Restricted Subsidiary that would constitute a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or Liquidated Damages, if any) if it determines that withholding notice is in their interest.

         In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to October 15, 2001 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to October 15, 2001, then the premium specified in the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

         The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of principal, interest or premium or Liquidated Damages, if any, on the Notes.

         The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

         No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or the Subsidiary Guarantors under the Notes, the Subsidiary Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

         The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes and have each Subsidiary Guarantor's obligation discharged with respect to its Subsidiary Guarantee ("Legal Defeasance") except for (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest and Liquidated Damages, if any, on such Notes when such payments are due from the trust referred to below, (ii) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and to hold money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and each Subsidiary Guarantor released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

         In order to exercise either Legal Defeasance or Covenant Defeasance,
(i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in United States Dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, interest and premium and Liquidated Damages, if any, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit (or greater period of time in which any such deposit of trust funds may remain subject to bankruptcy or insolvency laws insofar as those apply to the deposit by the Company); (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company must have delivered to the Trustee an opinion of counsel to the effect that, as of the date of such opinion, (A) the trust funds will not be subject to rights of holders of Indebtedness other than the Notes and (B) assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the deposit and assuming no Holder of Notes is an insider of the Company, after the 91st day following the deposit, the trust funds will not be subject to the effects of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally under any applicable United States or state law; (vii) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and (viii) the Company must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Transfer and Exchange

         A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

         The registered Holder of a Note will be treated as the owner of it for all purposes.

Amendment, Supplement and Waiver

         Except as provided in the next two succeeding paragraphs, the Indenture, the Notes or the Subsidiary Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

         Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder): (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described above under the caption "--Repurchase at the Option of Holders"), (iii) reduce the rate of or change the time for payment of interest on any Note, (iv) waive a Default or Event of Default in the payment of principal of or interest or premium or Liquidated Damages, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration), (v) make any Note payable in money other than that stated in the Notes, (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or interest or premium or Liquidated Damages, if any, on the Notes, (vii) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under the caption "--Repurchase at the Option of Holders") or (viii) make any change in the foregoing amendment and waiver provisions or (ix) except as provided under the caption "--Legal Defeasance and Covenant Defeasance" or in accordance with the terms of the Indenture or any Subsidiary Guarantee, release a Subsidiary Guarantor from its obligations under its Subsidiary Guarantee or make any change in a Subsidiary Guarantee that would adversely affect the Holders of the Notes.

         Notwithstanding the foregoing, without the consent of any Holder of Notes, the Company, a Subsidiary Guarantor (with respect to a Subsidiary Guarantee or the Indenture to which it is a party) and the Trustee may amend or supplement the Indenture, the Notes or the Subsidiary Guarantees to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's or any Subsidiary Guarantor's obligations to Holders of Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with requirements of the Commission in order to maintain the qualification of the Indenture under the Trust Indenture Act or to allow any Subsidiary Guarantor to guarantee the Notes.

Concerning the Trustee

         The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

         The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Book-Entry, Delivery and Form

         The Notes have been, and will continue to be issued in fully registered, global form without coupons in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. Except as set forth below, the Notes have been, and will continue to be, deposited with, or on behalf of, DTC and registered in the name of Cede & Co., as nominee of DTC (such nominee being referred to herein as the "Global Note Holder"). The New Notes will be so deposited and registered in the form of a Global Note (the "Global Note").

         Except as set forth below, the Global Note may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Note may not be exchanged for Notes in certificated form except in the limited circumstances described below. See "--Exchange of Book-Entry Note for Certificated Notes." Except in the limited circumstances described below, owners of beneficial interests in the Global Note will not be entitled to receive physical delivery of Certificated Notes (as defined below).

         Initially, the Trustee will act as Paying Agent and Registrar. The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

         Depository Procedures

         The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to changes by DTC from time to time. The Company takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

         DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchaser), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

         DTC has also advised the Company that, pursuant to procedures established by it, (i) upon deposit of the Global Note, DTC will credit the accounts of Participants with portions of the principal amount of the Global Note and (ii) ownership of such interests in the Global Note will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Note).

         All interests in the Global Note may be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in the Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in the Global Note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

         Except as described below, owners of interest in the Global Note will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or "Holders" thereof under the Indenture for any purpose.

         Payments in respect of the principal of, and premium, if any, Liquidated Damages, if any, and interest on the Global Note will be payable to DTC in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the persons in whose names the Notes, including the Global Note, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Note, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Note or
(ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in the principal amount of beneficial interest in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

         Interests in the Global Note are expected to be eligible to trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will, therefore, settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. See "--Same Day Settlement and Payment." Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same day funds.

         DTC has advised the Company that it will take any action permitted to be taken by a Holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Note and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the

Notes, DTC reserves the right to exchange the Global Notes for legended Note in certificated form, and to distribute such Notes to its Participants.

         Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the Global Note among Participants in DTC it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC or its participants or indirect participants of its obligations under the rules and procedures governing its operations.

         Exchange of Book-Entry Note for Certificated Notes

         The Global Note is exchangeable for definitive Notes in registered certificated form ("Certificated Notes") if (i) DTC (x) notifies the Company that it is unwilling or unable to continue as depositary for the Global Note and the Company thereupon fails to appoint a successor depositary or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Certificated Notes or (iii) there shall have occurred and be continuing a Default or Event of Default with respect to the Notes. In addition, beneficial interests in the Global Note may be exchanged for Certificated Notes upon request but only upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for the Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

         Same Day Settlement and Payment

         The Indenture will require that payments in respect of the Notes represented by the Global Note (including principal, premium, if any, interest and Liquidated Damages, if any) be made by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. With respect to Notes in certificated form, the Company will make all payments of principal, premium, if any, interest and Liquidated Damages, if any, by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address. The Notes represented by the Global Note are expected to be eligible to trade in the Depositary's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by the Depositary to be settled in immediately available funds. The Company expects that secondary trading in any certificated Notes will also be settled in immediately available funds.

Registration Rights; Liquidated Damages

         Upon the effectiveness of the Registration Statement of which this prospectus is a part (the "Exchange Offer Registration Statement"), the Company will offer to the Holders of Transfer Restricted Securities pursuant to the Exchange Offer who are able to make certain representations the opportunity to exchange their Transfer Restricted Securities for New Notes. If (i) the Company is not required to file the Exchange Offer Registration Statement or permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy or (ii) any Holder of Transfer Restricted Securities notifies the Company prior to the 20th day following consummation of the Exchange Offer that (A) it is prohibited by law or Commission policy from participating in the Exchange Offer or (B) that it may not resell the New Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales or (C) that it is a broker-dealer and owns Notes acquired directly from the Company or an affiliate of the Company, the Company will file with the Commission a Shelf Registration Statement to cover resales of the Notes by the Holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. The Company will use its best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the Commission. For purposes of the foregoing, "Transfer Restricted

Securities" means each Note until the earliest to occur of (i) the date on which such Note has been exchanged by a person other than a broker-dealer for a New
Note in the Exchange Offer, (ii) following the exchange by a broker-dealer in the Exchange Offer of a Note for a New Note, the date on which such New Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such Note is distributed to the public pursuant to Rule 144 under the Securities Act.

         The Registration Rights Agreement provides that (i) the Company will file an Exchange Offer Registration Statement with the Commission on or prior to 30 days after the Closing Date, (ii) the Company will use its best efforts to have the Exchange Offer Registration Statement declared effective by the Commission on or prior to 90 days after the Closing Date, (iii) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Company will commence the Exchange Offer and use its best efforts to issue on or prior to 30 business days after the date on which the Exchange Offer Registration Statement was declared effective by the Commission, New Notes in exchange for all Notes tendered prior thereto in the Exchange Offer and (iv) if obligated to file the Shelf Registration Statement, the Company will use its best efforts to file the Shelf Registration Statement with the Commission on or prior to 60 days after such filing obligation arises (and any event within 120 days of the Closing Date) and to cause the Shelf Registration to be declared effective by the Commission on or prior to 90 days after such obligation arises. If (a) the Company fails to file any of the Registration Statements required by the Registration Rights Agreement on or before the date specified for such filing, (b) any of such Registration Statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"), or (c) the Company fails to consummate the Exchange Offer within 30 business days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement, or (d) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (d) above a "Registration Default"), then the Company will pay Liquidated Damages to each Holder of Notes, with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to $.05 per week per $1,000 principal amount of Notes held by such Holder. The amount of the Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount of Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of $.30 per week per $1,000 principal amount of Notes. All accrued Liquidated Damages will be paid by the Company on each Damages Payment Date to the Global Note Holder by wire transfer of immediately available funds or by federal funds check and to the Holders of Certificated Securities by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

         Holders of Notes will be required to make certain representations to the Company (as described in the Registration Rights Agreement) in order to participate in the Exchange Offer and will be required to deliver certain information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Notes included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages set forth above.

Certain Definitions

         Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

         "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

         "Adjusted Operating Cash Flow" means, for the four most recent fiscal quarters for which internal financial statements are available, Operating Cash Flow of such Person and its Restricted Subsidiaries less DBS Cash Flow for the most recent four-quarter period plus DBS Cash Flow for the most recent quarterly period, multiplied by four.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

         "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets (including, without limitation, by way of a sale and leaseback) other than in the ordinary course of business consistent with past practices (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions described above under the caption "--Repurchase at the Option of Holders--Change of Control" and/or the provisions described above under the caption "--Certain Covenants--Merger, Consolidation or Sale of Assets" and not by the provision of the Asset Sale covenant) and (ii) the issue or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company's Restricted Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $1.0 million or (b) for net proceeds in excess of $1.0 million. Notwithstanding the foregoing, the following transactions will not be deemed to be Asset Sales: (i) a transfer of assets by the Company to a Wholly Owned Restricted Subsidiary of the Company or by a Wholly Owned Restricted Subsidiary of the Company to the Company or to another Wholly Owned Restricted Subsidiary of the Company, (ii) an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary of the Company to the Company or to another Wholly Owned Restricted Subsidiary of the Company and
(iii) a Restricted Payment that is permitted by the provisions of the covenant described above under the caption "--Certain Covenants--Restricted Payments."

         "Asset Swap" means an exchange of assets by the Company or a Restricted Subsidiary of the Company for (i) one or more Permitted Businesses, (ii) a controlling equity interest in any Person whose assets consist primarily of one or more Permitted Businesses and/or (iii) long-term assets that are used in a Permitted Business in a like-kind exchange pursuant to Section 1031 of the Code or any similar or successor provision of the Code.

         "Bank Facilities" means, with respect to the Company or any of its Restricted Subsidiaries, one or more debt facilities or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

         "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

         "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thompson Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days or on demand for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating at acquisition obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition and (vi) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i) through (v) of this definition.

         "Certificate of Designation" means the Certificate of Designation, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of 12 3/4% Series A Cumulative Exchangeable Preferred Stock of Pegasus Communications Corporation.

         "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Principal or his Related Parties, (ii) the adoption of a plan relating to the liquidation or dissolution of the Company,
(iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that (A) any "person" (as defined above) becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more of the Voting Stock of the Company (measured by voting power rather than number of shares) than is at the time beneficially owned (as defined above) by the Principal and his Related Parties in the aggregate, (B) the Principal and his Related Parties collectively cease to beneficially own (as defined above) Voting Stock of the Company having at least 30% of the combined voting power of all classes of Voting Stock of the Company then outstanding or
(C) the Principal and his Affiliates acquire, in the aggregate, beneficial ownership (as defined above) of more than 66 2/3% of the shares of Class A Common Stock at the time outstanding or (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors. "Closing Date" means the original date of issuance of the Notes.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Restricted Subsidiary thereof, (ii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iii) the cumulative effect of a change in accounting principles shall be excluded and (iv) the Net Income of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the Company or one of its Subsidiaries.

         "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the Closing Date or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

         "Cumulative Operating Cash Flow" means, as of any date of determination, Operating Cash Flow for the Company and its Restricted Subsidiaries for the period (taken as one accounting period) from the beginning of the first full month commencing after the Closing Date to the end of the most recently ended fiscal quarter for which internal financial statements are available at such date of determination, plus all cash dividends received by the Company or a Wholly Owned Restricted Subsidiary of the Company from any Unrestricted Subsidiary of the Company or Wholly Owned Restricted Subsidiary of the Company to the extent that such dividends are not included in the calculation of permitted Restricted Payments under paragraph (C) of the covenant described under the caption "--Certain Covenants--Restricted Payments" by virtue of clause (iii) of such paragraph.

         "Cumulative Total Interest Expense" means, with respect to the Company and its Restricted Subsidiaries, as of any date of determination, Total Interest Expense for the period (taken as one accounting period) from the beginning of the first full fiscal month commencing after the Closing Date to the end of the most recently ended fiscal quarter for which internal financial statements are available at such date of determination.

         "DBS Cash Flow" means income from operations (before depreciation, amortization and Non-Cash Incentive Compensation to the extent deducted in arriving at income from operations) for the Satellite Segment determined on a basis consistent with the segment data contained in the Company's consolidated audited financial statements.

         "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

         "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature unless, in any such case, the issuer's obligation to pay, purchase or redeem such Capital Stock is expressly conditioned on its ability to do so in compliance with the provisions of the covenant described under the caption "--Certain Covenants--Restricted Payments."

         "Eligible Indebtedness" means any Indebtedness other than (i) Indebtedness in the form of, or represented by, bonds or other securities or any guarantee thereof and (ii) Indebtedness which is, or may be, quoted, listed or ordinarily purchased and sold on any stock exchange, automated trading system or over-the-counter or other securities market (including, without prejudice to the generality of the foregoing, the market for securities eligible for resale pursuant to Rule 144A under the Securities Act).

         "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "Existing Indebtedness" means all Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the New Credit Agreement) in existence on the Closing Date, until such amounts are repaid.

         "fair market value" means, with respect to assets or aggregate net proceeds having a fair market value (a) of less than $5.0 million, the fair market value of such assets or proceeds determined in good faith by the Board of Directors of the Company (including a majority of the Independent Directors thereof) and evidenced by a board resolution and (b) equal to or in excess of $5.0 million, the fair market value of such assets or proceeds as determined by an investment banking firm of national standing; provided that the fair market value of the assets purchased in an arm's-length transaction by an Affiliate of the Company (other than a Subsidiary) from a third party that is not also an Affiliate of the Company or such purchaser and contributed to the Company within five Business Days of the consummation of the acquisition of such assets by such Affiliate shall be deemed to be the aggregate consideration paid by such Affiliate (which may include the fair market value of any non-cash consideration to the extent that the valuation requirements of this definition are complied with as to any such non-cash consideration).

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Closing Date.

         "Government Securities" means direct obligations of, or obligations guaranteed by, the United States for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

         "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, co-borrowing arrangements, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

         "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

         "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing any Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the guarantee by such Person of any indebtedness of any other Person. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided that the amount outstanding at any time of any Indebtedness issued with original issue discount is the full amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

         "Indebtedness to Adjusted Operating Cash Flow Ratio" means, as of any date of determination, the ratio of (a) the aggregate principal amount of all outstanding Indebtedness of a Person and its Restricted Subsidiaries as of such date on a consolidated basis, plus the aggregate liquidation preference of all outstanding preferred stock of the Restricted Subsidiaries of such Person as of such date (excluding Qualified Subsidiary Stock and any such preferred stock held by such Person or a Wholly Owned Restricted Subsidiary of such Person), plus the aggregate liquidation preference or redemption amount of all Disqualified Stock of such Person (excluding any Disqualified Stock held by such Person or a Wholly Owned Restricted Subsidiary of such Person) as of such date to (b) Adjusted Operating Cash Flow of such Person and its Restricted Subsidiaries for the most recent four-quarter period for which internal financial statements are available determined on a pro forma basis after giving effect to all acquisitions and dispositions of assets (notwithstanding clause
(iii) of the definition of "Consolidated Net Income") (including, without limitation, Asset Swaps) made by such Person and its Restricted Subsidiaries since the beginning of such four-quarter period through such date as if such acquisitions and dispositions had occurred at the beginning of such four-quarter period.

         "Independent Director" means a member of the Board of Directors who is neither an officer nor an employee of the Company or any of its Affiliates.

         "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of assets, Equity Interests or other securities by the Company for consideration consisting of common equity securities, or preferred stock which is not Disqualified Stock, of the Company shall not be deemed to be an Investment.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

         "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

         "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting, investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness in connection with such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

         "New Credit Facility" means that certain credit facility to be entered into by and among the lenders thereunder, PM&C and certain of PM&C's subsidiaries, providing for up to $180.0 million of revolving credit borrowings.

         "Non-Cash Incentive Compensation" means incentive compensation paid to any officer of the Company or any of its Subsidiaries in the form of Class A Common Stock of the Company or options to purchase Class A Common Stock of the Company pursuant to the Pegasus Restricted Stock Plan and the Pegasus 1996 Stock Option Plan.

         "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise) or (c) constitutes the lender; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

         "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

         "Operating Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period, (A) plus (i) extraordinary net losses and net losses on sales of assets outside the ordinary course of business during such period, to the extent such losses were deducted in computing such Consolidated Net Income, plus (ii) provision for taxes based on income or profits, to the extent such provision for taxes was included in computing such Consolidated Net Income, and any provision for taxes utilized in computing the net losses under clause (i) hereof, plus (iii) consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges were deducted in computing such Consolidated Net Income, plus (v) Non-Cash Incentive Compensation to the extent such compensation expense was deducted in computing such Consolidated Net Income and to the extent not included in clause (iv) of this definition and (B) less all non-cash income for such period (excluding any such non-cash income to the extent it represents an accrual of cash income in any future period or amortization of cash income received in a prior period).

         "Pari Passu Debt" means senior Indebtedness of the Company or any Subsidiary Guarantor permitted by the covenant described under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock," which is pari passu in right of payment with the Notes or any Subsidiary Guarantee.

         "Permitted Businesses" means (i) any media or communications business, including but not limited to, any broadcast television station, cable franchise or other business in the television broadcasting, cable or direct-to-home satellite television industries and (ii) any business reasonably related or ancillary to any of the foregoing businesses.

         "Permitted Investments" means (a) any Investments in the Company or in a Wholly Owned Restricted Subsidiary of the Company; (b) any Investments in Cash Equivalents; (c) Investments by the Company or any

Restricted Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Wholly Owned Restricted Subsidiary of the Company or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Restricted Subsidiary of the Company; (d) Investments made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the provisions of the covenant described under the caption "--Repurchase at the Option of Holders--Asset Sales;" and (e) other Investments made since the date of the Indenture (measured as of the time made and without giving effect to subsequent changes in value) that do not exceed an amount equal to $15.0 million plus, to the extent any such Investments are sold for cash or are otherwise liquidated or repaid for cash, any gains less any losses realized on the disposition of such Investments.

         "Permitted Liens" means (i) Liens securing term loans, revolving borrowings, letters of credit or other Obligations under any Bank Facility; (ii) Liens securing Eligible Indebtedness of a Subsidiary that was permitted to be incurred under the Indenture; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were not created in contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or any Restricted Subsidiary of the Company; (iv) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company; provided that such Liens were not created in contemplation of such acquisition;
(v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vi) Liens existing on the Closing Date; (vii) Liens to secure Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations permitted by clause (vii) of the third paragraph of the covenant described under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock," covering only the assets acquired with such Indebtedness; (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (ix) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $1.5 million at any one time outstanding; (x) Liens on deposits or Cash Equivalents made pursuant to legally binding agreements or non-binding letters of intent to acquire assets (or the Capital Stock of Persons owning such assets), in an amount not to exceed 10% of the purchase price of such assets or Capital Stock; provided that the assets to be acquired (or the Capital Stock of Persons owning such assets) will be owned by the Company or a Restricted Subsidiary of the Company upon consummation of the contemplated acquisition;
(xi) Liens encumbering deposits or Cash Equivalents made to secure obligations of the Company to repurchase Capital Stock of the Company pledged to secure obligations of employees of the Company in an aggregate amount not to exceed $5.0 million at any time outstanding and (xii) Liens on assets of or Equity Interests in Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries.

         "Permitted Refinancing Debt" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries; provided that
(i) the principal amount of (or accreted value, if applicable) such Permitted Refinancing Debt does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus (a) the amount of reasonable expenses incurred in connection therewith and (b) the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of such refinancing or deemed by the Company or such Restricted Subsidiary necessary to be paid in order to effectuate such refinancing); (ii) such Permitted Refinancing Debt has a final maturity date not earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Debt has a final maturity date later than the final maturity date of the Notes, and is subordinated in right of payment to the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (v) if such Permitted Refinancing Debt is incurred by a Restricted Subsidiary that is not a Subsidiary Guarantor, such Permitted Refinancing Debt constitutes Eligible Indebtedness.

         "PM&C" means Pegasus Media & Communications, Inc., a Delaware corporation and a direct Subsidiary of the Company.

         "PM&C Notes" means PM&C's 12 1/2% Series B Senior Subordinated Notes due 2005.

         "Principal" means Marshall W. Pagon.

         "PSTV Preferred Stock" means the Series A Preferred Stock, par value $1.00 per share, of Pegasus Satellite Television of Virginia, Inc.

         "Qualified Subsidiary Stock" means Capital Stock of a Subsidiary of the Company which by its terms (a) does not mature, or is not mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, and is not redeemable at the option of the Holder thereof, in whole or in part, prior to October 15, 2006 (in each case, whether automatically or upon the happening of any event) (unless, in any such case, the issuer's obligation to pay, purchase or redeem such Capital Stock is expressly conditioned on its ability to do so in compliance with the provisions of the covenant described under the caption "--Certain Covenants--Restricted Payments"), (b) is automatically exchangeable into shares of Capital Stock of the Company that is not Disqualified Stock upon the earlier to occur of (i) the occurrence of an Event of Default and (ii) October 15, 2004, (c) has no voting or remedial rights and (d) does not permit the payment of cash dividends prior to October 15, 2005 (unless, in the case of this clause (d), the issuer's ability to pay cash dividends is expressly conditioned on its ability to do so in compliance with the provisions of the covenant described under the caption "--Certain Covenants--Restricted Payments"). Notwithstanding the foregoing, for all purposes under the Indenture, "Qualified Subsidiary Stock" shall be deemed to include the PSTV Preferred Stock.

         "Related Party" with respect to the Principal means (A) any immediate family member of the Principal or (B) any trust, corporation, partnership or other entity, more than 50% of the voting equity interests of which are owned directly or indirectly by, and which is controlled by, the Principal and/or such other Persons referred to in the immediately preceding clause (A). For purposes of this definition, (i) "immediate family member" means spouse, parent, step-parent, child, sibling or step-sibling and (ii) "control" has the meaning specified in the definition of "Affiliate" contained under the caption "--Certain Definitions." In addition, the Principal's estate shall be deemed to be a Related Party until such time as such estate is distributed in accordance with the Principal's will or applicable state law.

         "Restricted Investment" means an Investment other than a Permitted Investment.

         "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

         "Satellite Segment" means the business involved in the marketing of video and audio programming and data information services through transmission media consisting of space-based satellite broadcasting services, the assets related to the conduct of such business held by the Company and its Restricted Subsidiaries on the Closing Date, plus all other assets acquired by the Company or any of its Restricted Subsidiaries that are directly related to such business (excluding, without limitation, the terrestrial television broadcasting business and the assets related thereto and the cable television business and the assets related thereto); provided that any assets acquired by the Company or any of its Restricted Subsidiaries after the Closing Date that are not directly related to such business shall not be included for purposes of this definition.

         "Series A Preferred Stock" means the Company's 12 3/4% Series A Cumulative Exchangeable Preferred Stock.

         "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Closing Date.

         "Split Dollar Agreement" means the Split Dollar Agreement between the Company and Nicholas A. Pagon, Holly T. Pagon and Michael B. Jordan, as trustees of an insurance trust established by Marshall W. Pagon, as in effect on the Closing Date.

         "Stated Maturity" means, with respect to any interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

         "Subordinated Exchange Note Indenture" means the Indenture filed as an exhibit to the Certificate of Designations which would govern the Subordinated Exchange Notes, if issued, as the same may be amended, but without giving effect to any amendment that materially alters the economic terms thereof.

         "Subordinated Exchange Notes" means the Company's 12 3/4% Senior Subordinated Exchange Notes due 2007 issuable pursuant to the Subordinated Exchange Note Indenture in exchange for the Company's Series A Preferred Stock.

         "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

         "Subsidiary Guarantor" means any Restricted Subsidiary that shall have guaranteed, pursuant to a supplemental indenture and the requirements therefor set forth in the Indenture, the payment of all principal of, and interest and premium, if any, on, the Notes and all other amounts payable under the Notes or the Indenture, which guarantee shall be pari passu with or senior to all Indebtedness of such Restricted Subsidiary.

         "Total Interest Expense" means, with respect to any Person for any period, the sum of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations) and (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, to the extent such amounts are not included in clause (i) of this definition, and (iii) any interest expense for such period on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets (other than Equity Interests in Unrestricted Subsidiaries securing

Indebtedness of Unrestricted Subsidiaries) of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) all cash dividend payments during such period on any series of preferred stock of a Restricted Subsidiary of such Person.

         "Unrestricted Subsidiary" means any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and (e) has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries. Any such designation made by the Board of Directors at a time when any Notes are outstanding shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the provisions of the covenant described under the caption "--Certain Covenants--Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the provisions of the covenant described under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock" (treating such Subsidiary as a Restricted Subsidiary for such purpose for the period relevant to such covenant), the Company shall be in default of such covenant); provided, however, that in the event an Unrestricted Subsidiary ceases to meet the requirement set forth in clause (e) of this definition, such Unrestricted Subsidiary shall have 60 days to meet such requirement before such Unrestricted Subsidiary shall cease to be an Unrestricted Subsidiary. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall be permitted only if (i) such Indebtedness is permitted under the covenant described under the provisions of the covenant described under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock" (treating such Subsidiary as a Restricted Subsidiary for such purpose for the period relevant to such covenant) and (ii) no Default or Event of Default would be in existence following such designation.

         "Voting Stock" means with respect to any specified Person, Capital Stock with voting power, under ordinary circumstances and without regard to the occurrence of any contingency, to elect the directors or other managers or trustees of such Person.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

         "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock (other than Qualified Subsidiary Stock) or other ownership interests of which

(other than directors' qualifying shares) shall at the time be owned by such Person and/or by one or more Wholly Owned Restricted Subsidiaries of such Person.

              CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

       The following is a general discussion of certain U.S. federal income and estate tax consequences of the acquisition, ownership and disposition of Senior Notes by an initial beneficial owner of Senior Notes that, for U.S. federal income tax purposes, is not a "U.S. person" (a "Non-U.S. Holder"). This discussion is based upon the U.S. federal tax law now in effect, which is subject to change, possibly retroactively. For purposes of this discussion, a "U.S. person" means a citizen or resident of the U.S., a corporation, partnership or other entity created or organized in the U.S. or under the laws of the U.S. or of any political subdivision thereof, an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source or a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust. The tax treatment of the owners of the Senior Notes may vary depending upon their particular situations. U.S. persons acquiring the Senior Notes are subject to different rules from those discussed below. In addition, certain other holders (including insurance companies, tax exempt organizations, financial institutions and broker-dealers) may be subject to special rules not discussed below. Prospective investors are urged to consult their tax advisors regarding the U.S. federal tax consequences of acquiring, holding and disposing of Senior Notes, as well as any tax consequences that may arise under the laws of any foreign, state, local or other taxing jurisdiction. New final regulations dealing with withholding tax on income paid to foreign persons and related matters (the "New Withholding Regulations") were recently issued by the Treasury Department. In general, the New Withholding Regulations do not significantly alter the substantive withholding and information reporting requirements, but unify current certification procedures and forms and clarify reliance standards. The New Withholding Regulations will generally be effective for payments made after December 31, 1998, subject to certain transition rules. Accordingly, payments made on or before December 31, 1998 will continue to be subject to the regulations that existed before the New Withholding Regulations were issued. THE NEW WITHHOLDING REGULATIONS ARE QUITE COMPLEX. NON-U.S. HOLDERS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE NEW WITHHOLDING REGULATIONS.

Interest

         Interest paid by the Company to a Non-U.S. Holder will not be subject to U.S. federal income or withholding tax if such interest is not effectively connected with the conduct of a trade or business within the U.S. by such Non-U.S. Holder and the Non-U.S. Holder (i) does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company; (ii) is not a controlled foreign corporation with respect to which the Company is a "related person" within the meaning of the U.S. Internal Revenue Code of 1986 (the "Code") and (iii) certifies, under penalties of perjury, that such owner is not a U.S. person and provides such owner's name and address. Under the New Withholding Regulations, the statement is required to be made on Form W-8 and provided prior to payment. For a Non-U.S. Holder who is claiming the benefits of a tax treaty, the New Withholding Regulations may require such holder to obtain a U.S. taxpayer identification number and to provide certain documentary evidence issued by foreign governmental authorities to prove residence in the foreign country. Certain special procedures are provided in the New Withholding Regulations for payments through qualified intermediaries.

Gain on Disposition

         A Non-U.S. Holder will generally not be subject to U.S. federal income tax on gain recognized on a sale, redemption or other disposition of a Senior Note unless (i) the gain is effectively connected with the conduct of a trade or business within the U.S. by the Non-U.S. Holder or (ii) in the case of a Non-U.S. Holder who is a nonresident alien individual and holds the Senior Note as a capital asset, such holder is present in the U.S. for 183 or more days in the taxable year and certain other requirements are met.

Federal Estate Taxes

         If interest on the Senior Notes is exempt from withholding of U.S. federal income tax under the rules described above, the Senior Notes will not be included in the estate of a deceased Non-U.S. Holder for U.S.
federal estate tax purposes.

Information Reporting and Backup Withholding

         For payments made on or before December 31, 1998, the Company will, where required, report to the holders of Senior Notes and the Internal Revenue Service the amount of any interest paid on the Senior Notes in each calendar year and the amounts of tax withheld, if any, with respect to such payments.

         In the case of payments of interest to Non-U.S. Holders, temporary Treasury regulations provide that the 31% backup withholding tax and certain information reporting will not apply to such payments with respect to which either the requisite certification, as described above, has been received or an exemption has otherwise been established; provided that neither the Company nor its payment agent has actual knowledge that the owner is a U.S. person or that the conditions of any other exemption are not in fact satisfied. Similarly, information reporting and backup withholding requirements will apply to the gross proceeds paid to a Non-U.S. Holder on the disposition of the Senior Notes by or through a U.S. office of a U.S. or foreign broker, unless the owner certifies to the broker under penalties of perjury as to his name, address and status as a foreign person or the owner otherwise establishes an exemption. Information reporting requirements, but not backup withholding, will also apply to a payment of the proceeds of a disposition of the Senior Notes by or through a foreign office of a U.S. broker or foreign brokers with certain types of relationships to the U.S. unless such broker has documentary evidence in its file that the owner of the Senior Notes is not a U.S. person, and such broker has no actual knowledge to the contrary, or the owner establishes an exception. Neither information reporting nor backup withholding generally will apply to a payment of the proceeds of a disposition of the Senior Notes by or through a foreign office of a foreign broker not subject to the preceding sentence.

         The New Withholding Regulations provide that to the extent a Non-U.S. Holder certifies on Form W-8 (or a permitted substitute form) as to such holder's status as a foreign person, the backup withholding provisions and the information reporting provisions will generally not apply. If a Non-U.S. Holder fails to provide such certification, such holder may be subject to certain information reporting and the 31% backup withholding tax.

         Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the Non-U.S. Holder's U.S. federal income tax liability, provided that the required information is furnished to the Internal Revenue Service.

                              PLAN OF DISTRIBUTION

         Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with the resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. Pegasus has agreed that for a period of one year after the date on which the Registration Statement is declared effective, it will make this Prospectus, as amended or supplemented, available to any broker-dealer that requests such documents in the Letter of Transmittal for use in connection with any such resale.

         Pegasus will not receive any proceeds from any sale of New Notes by broker-dealers or any other persons. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

         Pegasus has agreed to pay all expenses incident to its performance of, or compliance with, the Registration Rights Agreement and will indemnify the holders (including any broker-dealers) and certain parties related to the holders against certain liabilities, including liabilities under the Securities Act.

         By acceptance of this Exchange Offer, each broker-dealer that receives the New Notes pursuant to the Exchange Offer agrees that, upon receipt of notice from Pegasus of the happening of any event that makes any statement in this Prospectus untrue in any material respect or which requires the making of any changes in this Prospectus in order to make the statements therein not misleading (which notice Pegasus agrees to deliver promptly to such broker-dealer), such broker-dealer will suspend use of this Prospectus until Pegasus has amended or supplemented the Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such broker-dealer.

                                  LEGAL MATTERS

         The validity of the New Notes offered hereby will be passed upon by Drinker Biddle & Reath LLP, counsel for the Company. Michael B. Jordan, a partner of Drinker Biddle & Reath LLP, is an Assistant Secretary of the Company.


                                     EXPERTS

         The Company's consolidated balance sheets as of December 31, 1995 and 1996 and the related consolidated statements of operations, statements of changes in total equity and statements of cash flows for each of the three years in the period ended December 31, 1996 incorporated by reference in this Registration Statement, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

         The balance sheet of Clearvision, Inc. as of January 16, 1997, and the related statement of operations, statement of stockholders' equity and statement of cash flows for the fiscal year ended January 16, 1997, incorporated by reference in this Prospectus, have been included herein in reliance on the report of Poole Cunningham & Reitano, P.A., independent accountants.

         The statement of net assets to be sold of Southeastern Communication Systems, Inc. as of December 31, 1996, and the related statement of operations of assets to be sold and the statement of cash flows for the year ended December 31, 1996, incorporated by reference in this Prospectus, have been included herein in reliance on the report of Greenway, Smith & Haisten, P.C., independent accountants.

         The balance sheet of Northern Electric Service Corporation as of December 31, 1996, and the related statement of operations and accumulated deficit and statement of cash flows for the year ended December 31, 1996, incorporated by reference in this Prospectus, have been included herein in reliance on the report of Larson, Allen, Weishair & Co., LLP, independent accountants.

         The financial statements of Direct Broadcast Satellites at December 31, 1996, and for the year then ended appearing in Pegasus Communications Corporation's Form 8-K/A dated September 8, 1997 have been audited by Ernst & Young, LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

         The balance sheet of Suwannee Valley Satellite, Inc. as of December 31, 1996, and the related statement of income and retained earnings and statement of cash flows for the year ended December 31, 1996, incorporated by reference in this Prospectus, have been included herein in reliance on the report of Bolinger, Segars, Gilbert & Moss, L.L.P., independent accountants.

         The balance sheet of ViewStar Entertainment Services, Inc. as of December 31, 1996, and the related statement of operations, statement of stockholders' equity and statement of cash flows for the year ended December 31, 1996, incorporated by reference in this Prospectus, have been included herein in reliance on the report of Arthur Andersen LLP, independent accountants.

         The statement of net assets to be sold of Midwest Minnesota DBS, LLC as of December 31, 1996, and the related statement of operations of assets to be sold and statement of cash flows for the year ended December 31, 1996, incorporated by reference in this Prospectus, have been included herein in reliance on the report of Bradley R. Helmeke, Ltd., independent accountants.

         The statement of net assets to be sold of the DBS Operations of Turner-Vision, Inc. as of December 31, 1996, and the related statement of operations and statement of cash flows for the year ended December 31, 1996, incorporated by reference in this Prospectus, have been included herein in reliance on the report of Grigoraci, Trainer, Wright & Paterno, independent accountants.

         The balance sheet of the DBS Operations of Pioneer Services Corporation as of September 30, 1996, and the related statement of operations and division deficiency and statement of cash flows for the fiscal year ended September 30, 1996, incorporated by reference in this Prospectus, have been included herein in reliance on the report of Jackson, Thornton & Co., P.C., independent accountants.

                            GLOSSARY OF DEFINED TERMS


Certificate of Designation            The Certificate of Designation,
                                      Preferences and Relative, Participating,
                                      Optional and Other Special Rights of
                                      Preferred Stock and Qualifications,
                                      Limitations and Restrictions Thereof,
                                      which sets forth the terms of the Series A
                                      Preferred Stock.

Class A Common Stock                  Pegasus' Class A Common Stock, par value
                                      $.01 per share.

Class B Common Stock                  Pegasus' Class B Common Stock, par value
                                      $.01 per share.

Common Stock                          The Class A Common Stock and the Class B
                                      Common Stock.

Company                               Pegasus and its direct and indirect
                                      subsidiaries.

Completed DBS Acquisitions            The acquisition of DBS territories and
                                      related assets from 25 independent
                                      providers of DIRECTV services, which were all acquired from January 1, 1997 to an effective date as of November 7, 1997.

Completed Transactions                The Completed DBS Acquisitions, the New
                                      Hampshire Cable Sale, the Unit Offering
                                      and the Notes Offering.

DBS                                   Direct broadcast satellite television.

DBS Acquisitions                      The Completed DBS Acquisitions and the
                                      Pending DBS Acquisitions.

DIRECTV The video, audio and data services provided via satellite by DIRECTV Enterprises, Inc., or the entity, as applicable.

DTS Acquisition                       The acquisition of the stock of Digital
                                      Television Services, Inc., the second
                                      largest independent provider of DIRECTV
                                      services, for approximately 5.5 million
                                      shares of Pegasus' Class A Common Stock.

Exchange Note Indenture               The indenture between Pegasus and First
                                      Union National Bank, as trustee, governing the Exchange Notes.

Exchange Notes                        Pegasus' 12 3/4% Senior Subordinated
                                      Exchange Notes due 2007, which are
                                      issuable at Pegasus' option upon exchange of the Series A Preferred Stock.

FCC                                   Federal Communications Commission.

Fox                                   Fox Broadcasting Company.

Hughes Hughes Electronics Corporation or one of its subsidiaries, including DIRECTV Enterprises, Inc., as applicable.

Indenture                             The indenture between Pegasus and First
                                      Union National Bank, as trustee, governing the Notes.

LMAs Local marketing agreements, program service agreements or time brokerage agreements between broadcasters and television station licensees pursuant to which broadcasters provide programming to and retain the advertising revenues of such stations in exchange for fees paid to television station licensees.

New Credit Facility                  PM&C's $180.0 million credit facility,
                                     which is expected to be entered into by
                                     the end of 1997.

New England Cable Sale               The proposed sale of the Company's New
                                     England cable systems.

New Hampshire Cable Sale The sale of the Company's New Hampshire cable system which took place effective January 31, 1997.

Notes Pegasus' 9 5/8% Series A Senior Notes due 2005 issued in an aggregate principal amount of $115.0 million or Pegasus'
                                     9 5/8% Series B Senior Notes due 2005,
                                     which are issuable upon exchange of the Old
                                     Notes and which have terms substantially similar to the Series A notes, as applicable.

Notes Offering                       Pegasus' offering of the 9 5/8% Series A
                                     Senior Notes due 2005 issued in an
                                     aggregate principal amount of $115.0
                                     million.

NRTC The National Rural Telecommunications Cooperative, the only entity authorized to provide DIRECTV services that is independent of DIRECTV Enterprises, Inc. Approximately 200 NRTC members and affiliate members are authorized to provide DIRECTV services in exclusive territories granted to the NRTC by DIRECTV Enterprises, Inc.

Pegasus Pegasus Communications Corporation, the issuer of the New Notes offered hereby.

Pending DBS Acquisitions             The acquisition of DBS territories and
                                     related assets from four independent
                                     providers of DIRECTV services, without
                                     giving effect to any letters of intent
                                     entered into after October 31, 1997.

PM&C                                 Pegasus Media & Communications, Inc., a
                                     wholly-owned subsidiary of Pegasus.

PM&C Indenture                       The indenture dated July 7, 1995 by and
                                     among PM&C, certain of its subsidiaries
                                     and First Union National Bank, as trustee, relating to the PM&C Notes.

PM&C Notes                           PM&C's 12 1/2% Series B Senior
                                     Subordinated Notes due 2005 issued in an aggregate principal amount of $85.0 million.

PSH Pegasus Satellite Holdings, Inc., a wholly-owned subsidiary of Pegasus, which concurrently with the consummation of the Notes Offering sold all of its assets to PM&C in connection with the Subsidiaries Combination.

PSH Credit Facility                  PSH's $130.0 million credit facility,
                                     which was terminated upon the consummation of the Notes Offering.

Series A Preferred Stock              The 12 3/4% Series A Cumulative
                                      Exchangeable Preferred Stock, which was
                                      offered in connection with the Unit
                                      Offering.

Subsidiaries Combination              The acquisitions of the assets of PSH by
                                      PM&C, which occurred concurrently with the consummation of the Notes Offering.

Transactions                          The Completed Transactions, the Pending
                                      DBS Acquisitions, the Notes Offering, the
                                      New Credit Facility, the Subsidiaries
                                      Combination, the DTS Acquisition and the New England Cable Sale.

Unit Offering                         Pegasus' public offering of 100,000 Units
                                      consisting of 100,000 shares of Series A
                                      Preferred Stock and 100,000 Warrants,
                                      which was completed on January 27, 1997.

Units The units consisting of Series A Preferred Stock and Warrants offered in the Unit Offering.

UPN                                   United Paramount Network.

WB                                    The WB Television Network.

================================================================================
No dealer, salesperson, or other person has been authorized to give any representations in connection with the offer contained herein other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any other person. This Prospectus does not constitute an offer to sell or the solicitation of any offer to buy any security other than those to which it relates, nor does it constitute an offer to sell, or the solicitation of an offer to buy, to any person in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to the date hereof.



                                   ----------


                                TABLE OF CONTENTS
                                                                          Page
                                                                          ----
Additional Information...............................................      ii
Incorporation of Certain Documents by Reference......................     iii
Prospectus Summary...................................................       1
Risk Factors.........................................................       8
Ratio of Earnings to Fixed Charges...................................      16
Use of Proceeds......................................................      16
The Exchange Offer...................................................      17
Certain United States Federal Income Tax
  Consequences of Exchange Offer.....................................      26
Description of Notes.................................................      27
Certain United States Federal Income
  Tax Consequences...................................................      57
Plan of Distribution.................................................      59
Legal Matters........................................................      60
Experts..............................................................      60
Glossary.............................................................     G-1

================================================================================

                               [GRAPHIC OMITTED]



                       Pegasus Communications Corporation



                              Offer to Exchange its
                      9 5/8% Series B Senior Notes due 2005
                      which have been registered under the
                     Securities Act of 1933, as amended, for
                         any and all of its outstanding
                      9 5/8% Series A Senior Notes due 2005



                           --------------------------

                                   PROSPECTUS

                           --------------------------









                               ____________, 1997









================================================================================

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

         The Registrant's Amended and Restated Certificate of Incorporation provides that a director of the Registrant shall have no personal liability to the Registrant or to its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that Section 102(b)(7) (or any successor provision) of the Delaware General Corporation Law, as amended from time to time, expressly provides that the liability of a director may not be eliminated or limited.

         Article 6 of the Registrant's By-Laws provides that any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Registrant, or is or was serving while a director of officer of the Registrant at the request of the Registrant as a director, officer, employee, agent, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall be indemnified by the Registrant against expenses (including attorneys' fees), judgments, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permissible under Delaware law. Article 6 also provides that any person who is claiming indemnification under the Registrant's By-Laws is entitled to advances from the Registrant for the payment of expenses incurred by such person in the manner and to the full extent permitted under Delaware law.

         The Registrant has obtained directors' and officers' liability insurance.


Item 21. Exhibits and Financial Statement Schedules.

Exhibit
Number      Description of Document
------      -----------------------
 4.1        Indenture, dated as of October 21, 1997, by and between Pegasus and
            First Union National Bank, as Trustee, relating to the 9 5/8% Senior
            Notes due 2005, which is incorporated by reference to Exhibit 4.1 to Pegasus' Form 8-K/A dated September 8, 1997 and filed with the
            Commission on October 31, 1997.
 4.2        Registration Rights Agreement, dated as of October 21, 1997, by and between Pegasus and CIBC Wood Gundy Securities Corp., which is incorporated by reference to Exhibit 4.2 to Pegasus' Form 8-K/A dated September 8, 1997 and filed with the Commission on October
            31, 1997.
 5.1*       Opinion of Drinker Biddle & Reath LLP.
23.1        Consent of Drinker Biddle & Reath LLP (included in their opinion filed as Exhibits 5.1).
23.2*       Consent of Coopers & Lybrand L.L.P.
23.3*       Consent of Poole Cunningham & Reitano, P.A.
23.4*       Consent of Greenway, Smith & Haisten, P.C.
23.5*       Consent of Larson, Allen, Weishair & Co., LLP.
23.6*       Consent of Ernst & Young, LLP.
23.7*       Consent of Bolinger, Segars, Gilbert & Moss, LLP.
23.8*       Consent of Arthur Andersen LLP.
23.9*       Consent of Bradley R. Helmeke, Ltd.
23.10*      Consent of Grigoraci, Trainer, Wright & Paterno.
23.11*      Consent of Jackson Thornton & Co., P.C.
24.1*       Powers of Attorney (included on Signatures and Powers of Attorney)
25.1*       Form T-1, Statement of Eligibility and Qualification under the
            Trust Indenture Act of 1939 of First Union National Bank, as
            Trustee.
99.1*       Form of Letter of Transmittal and related documents to be used in conjunction with the Exchange Offer.

----------------
* Filed herewith.

Item 22. Undertakings.

     The undersigned registrant hereby undertakes that:

     (1) During any period in which offers or sales are being made, a post-effective amendment to this registration statement will be filed:

         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered ) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) It will remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (6) It will respond to requests for information that is incorporated by reference into the prospectus within one business day of receipt of such request, and it will send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (7) It will supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                        SIGNATURES AND POWERS OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized in the city of Radnor, Commonwealth of Pennsylvania, on the 13th day of November, 1997.

                          PEGASUS COMMUNICATIONS CORPORATION


                          By: /s/ Marshall W. Pagon
                          ----------------------------------------------
                          Name:  Marshall W. Pagon
                          Title: Chief Executive Officer and President

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby constitutes and appoints Marshall W. Pagon, Robert N. Verdecchio and Ted S. Lodge as his or her attorneys-in-fact and agents, with full power of substitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to the Registration Statement, or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith or in connection with the registration of the Notes under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact the agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his or her substitutes may do or cause to be done by virtue hereof.

        Signature                                    Title                                          Date
        ---------                                    -----                                          ----

/s/ Marshall W. Pagon                     President, Chief Executive Officer                   November 13, 1997
------------------------------------      and Chairman of the Board
Marshall W. Pagon
(Principal Executive Officer)


/s/ Robert N. Verdecchio                   Senior Vice President, Chief                         November 13, 1997
------------------------------------       Financial Officer and Assistant
Robert N. Verdecchio                       Secretary
(Principal Financial
 and Accounting Officer)

/s/ James J. McEntee, III                  Director                                             November 13, 1997
------------------------------------
James J. McEntee, III

/s/ Mary C. Metzger                        Director                                             November 13, 1997
------------------------------------
Mary C. Metzger

/s/ Donald W. Weber                        Director                                             November 13, 1997
------------------------------------
Donald W. Weber

                                  EXHIBIT INDEX

Exhibit
Number     Description of Document
------     -----------------------
 4.1        Indenture, dated as of October 21, 1997, by and between Pegasus and
            First Union National Bank, as Trustee, relating to the 9 5/8% Senior
            Notes due 2005, which is incorporated by reference to Exhibit 4.1 to
            Pegasus' Form 8-K/A dated September 8, 1997 and filed with the
            Commission on October 31, 1997.
 4.2        Registration Rights Agreement, dated as of October 21, 1997, by and between Pegasus and CIBC Wood Gundy Securities Corp., which is incorporated by reference to Exhibit 4.2 to Pegasus' Form 8-K/A dated September 8, 1997 and filed with the Commission on October 31,
            1997.
 5.1*       Opinion of Drinker Biddle & Reath LLP.
 8.1*       Opinion of Drinker Biddle & Reath LLP as to tax matters.
23.1        Consent of Drinker Biddle & Reath LLP (included in their opinion filed as Exhibits 5.1).
23.2*       Consent of Coopers & Lybrand L.L.P.
23.3*       Consent of Poole Cunningham & Reitano, P.A.
23.4*       Consent of Greenway, Smith & Haisten, P.C.
23.5*       Consent of Larson, Allen, Weishair & Co., LLP.
23.6*       Consent of Ernst & Young, LLP.
23.7*       Consent of Bolinger, Segars, Gilbert & Moss, LLP.
23.8*       Consent of Arthur Andersen LLP.
23.9*       Consent of Bradley R. Helmeke, Ltd.
23.10*      Consent of Grigoraci, Trainer, Wright & Paterno.
23.11*      Consent of Jackson Thornton & Co., P.C.
24.1*       Powers of Attorney (included on Signatures and Powers of Attorney)
25.1*       Form T-1, Statement of Eligibility and Qualification under the Trust
            Indenture Act of 1939 of First Union National Bank, as Trustee.
99.1*       Form of Letter of Transmittal and related documents to be used in conjunction with the Exchange Offer.

----------------
*   Filed herewith.